UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under Rule 14a-12

KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Proxy Statement

Notice of Annual Meeting of Stockholders

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842
May 2, 2022
Dear Fellow Stockholder:
We are pleased to invite you to attend KVH Industries, Inc.’s (“KVH”) 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on June 8, 2022 at 11:00 a.m. local time at our world headquarters at 50 Enterprise Center, Middletown, Rhode Island 02842.
Our strategy focuses on delivering superior products and services to large and growing markets through key initiatives designed to drive scale and achieve profitable growth. We leverage our competitive advantages through business innovation, technology advances, and strong intellectual property as we integrate hardware, software, and services in seamless ways that drive customer success. Our award-winning mobile connectivity terminals and services support commercial and leisure maritime operations, IoT connectivity, and crew welfare, while our mobile satellite TV terminals support maritime and land customers. In addition, our high-performance inertial navigation products deliver precision sensing for diverse commercial and military applications that range from robotics and autonomous everything to platform stabilization and manned vehicle navigation. We believe that our current strategy, paired with our recent organizational and operational changes, will create long-term value for KVH stockholders.
In addition to this proxy statement, we encourage you to read our 2021 Annual Report for a more complete picture of our performance and how we are working to increase stockholder value.
Finally, we encourage you to vote, regardless of the size of your share holdings. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. Please vote by signing and dating the enclosed proxy card and returning it in the enclosed, postage-paid envelope furnished for that purpose. You can also vote over the Internet or by telephone by following the instructions provided on the enclosed proxy card.
On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope you will be able to join us at the annual meeting.
Sincerely,
Cathy-Ann Martine-Dolecki
Chair of the Board of Directors
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, form of proxy card, and the 2021 Annual Report are first being mailed to stockholders of record as of April 18, 2022 on or about May 2, 2022.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 8, 2022 at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 50 Enterprise Center Middletown, Rhode Island 02842
Items of Business:	Proposal 1: To elect one Class II director to a three-year term expiring in 2025;
Proposal 2: To approve the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan, which increases the number of shares reserved for issuance under the Plan;
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers in 2021;
Proposal 4: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2022; and
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on Monday, April 18, 2022, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Only stockholders of record on April 18, 2022 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Voting:
Your vote is very important. Regardless of whether you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the annual meeting by completing, signing, dating, and returning your proxy card or voting instruction form in the postage-paid envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting of Stockholders and Voting” beginning on page 6 of the accompanying proxy statement. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.

By Order of the Board of Directors,
Felise Feingold
Secretary
May 2, 2022

YOUR VOTE IS IMPORTANT
Mail	Telephone	Internet	In Person
Please complete, date, sign and return the enclosed proxy card, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Vote by attending the meeting and casting a ballot in person. You must be a record holder or have a valid proxy from a record holder.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 8, 2022
This proxy statement and our 2021 annual report to stockholders are available on the Internet at
www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use “cookies” or other tracking devices to identify visitors.
None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

Delinquent Section 16(a) Reports	45
Stockholder Proposals	46
Additional Information	46
Appendix A – KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan	A-1

This proxy statement (including all appendices attached hereto, this “proxy statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (“Board” or “Board of Directors”) of KVH Industries, Inc., a Delaware corporation (the “Company” or “KVH”), for use at the 2022 annual meeting of stockholders of the Company (including any adjournments, postponements, or continuations thereof, the “annual meeting”). Unless the context otherwise requires, references in this proxy statement to “KVH,” the “Company,” “we,” “us,” “our,” and similar terms refer to KVH Industries, Inc.
PROXY STATEMENT SUMMARY
The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2021 annual report. As this section is only a summary and does not contain all of the information that you might wish to consider, we encourage you to read the entire proxy statement and 2021 annual report for more information about these topics before you vote.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 8, 2022 at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 50 Enterprise Center Middletown, Rhode Island 02842
Record Date:	The close of business on April 18, 2022
Voting:	Each share of common stock outstanding on the record date will be entitled to cast one vote.
VOTING MATTERS
Management Proposals	Board Vote Recommendation	Page
1. Election of Director	FOR the Board’s Nominee	8
2. Approval of the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan	FOR	10
3. Non-Binding “Say on Pay” Vote	FOR	19
4. Ratification of Appointment of Independent Public Accounting Firm	FOR	22
ELECTION OF DIRECTOR
The following table provides summary information about our nominee for election to the Board as a Class II Director. Additional information for all Directors, including the nominee, may be found on pages 8, 23, 24 and 25.
Name	Age	Director Since	Independent	Committee Membership
Charles R. Trimble	80	1999	Yes	Audit Committee; Nominating and Corporate Governance Committee

KVH Industries, Inc. 2022 Proxy Statement   1

PROXY SUMMARY
COMMITMENT TO GOOD CORPORATE GOVERNANCE
Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:
✔	Our directors are elected for three-year terms by majority voting in uncontested elections and by plurality voting in contested elections
✔	A majority of our directors are independent, and a majority of our directors are women. Currently, all of our directors are independent
✔	All of the members of our audit, compensation and nominating and corporate governance committees are independent
✔	We have appointed an independent Chair of the Board
✔	Executive sessions of independent directors are held at each regularly scheduled Board meeting
✔	We rotated our independent registered public accounting firm in June 2014
✔	We conduct annual stockholder votes to ratify the selection of our independent registered public accounting firm
✔	The majority of director compensation is in the form of KVH common stock
✔	We have a strong pay-for-performance executive compensation philosophy
✔	We conduct annual non-binding “say on pay” votes regarding our executive compensation program
✔	We have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control
✔	Our independent compensation consultant is hired by the compensation committee
✔	We conduct annual board and committee self-assessments
✔	We prohibit short sales, transactions in derivatives, hedging, and pledging of KVH securities by our directors and named executive officers
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2016 EQUITY AND INCENTIVE PLAN
We are asking our stockholders to approve the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan, or the 2016 Plan, which increases the number of shares available for issuance under the plan. The 2016 Plan provides for the issuance of both cash awards and equity-based awards, denominated in shares of our common stock, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance share awards and dividend equivalent rights. As amended, the 2016 Plan, if approved by stockholders, will provide for the issuance of up to an aggregate of 6,865,604 shares of common stock, an increase of 1,280,000 shares. The foregoing amounts include 785,604 “roll-over” shares issued under our earlier plans, as described in more detail in “Proposal 2 – Approval of KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan.”
Our Board recommends that stockholders approve the 2016 Plan so that we may continue to provide equity and incentive compensation intended to attract, retain and motivate current and prospective officers, employees, directors and consultants. Our Board believes that stock options and other forms of equity and incentive compensation will promote our growth and provide a meaningful incentive to our officers, employees, directors and consultants to perform well.
Stockholder approval of the 2016 Plan is also necessary in order for us to be able to grant stock options that will qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended, or the Code.
Additional information regarding the 2016 Plan may be found on pages 10 - 18.

2   KVH Industries, Inc. 2022 Proxy Statement

PROXY SUMMARY
NON-BINDING “SAY ON PAY” VOTE
We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2021. The Compensation Committee of our Board of Directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent.
We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
This “say on pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation methodology described in this proxy statement. While this vote is advisory and not binding, the Board and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.
Additional information regarding the non-binding “say on pay” vote may be found on pages 19 - 21.

KVH Industries, Inc. 2022 Proxy Statement   3

PROXY SUMMARY
2021 EXECUTIVE COMPENSATION HIGHLIGHTS
The 2021 compensation program for our named executive officers was comprised of three primary elements – base salary, cash-based incentive compensation and annual equity grants. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH’s business strategies and goals and stockholders’ interests.
What We Do	What We Don’t Do

✔
Offer competitive compensation that attracts and retains executive talent

✔
Seek to align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✔
Emphasize variable performance-based compensation over fixed compensation

✔
Align payout of annual incentives to drivers of stockholder value, such as operating income

✔
Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✔
Align individual performance goals with our business strategy

✔
Cap incentive payments

✔
Benchmark compensation against that of a broad group of companies

✔
Cash and equity awards under our 2016 Equity and Incentive Plan have clawback provisions

✔
Impose minimum vesting periods of one year, with minor exceptions

✔
Require a “double-trigger” for executives to receive cash severance and equity vesting upon a change of control

✘
No tax gross-ups

✘
No guaranteed salary increases

✘
No evergreen provisions in our equity plan

✘
No “liberal share recycling” on restricted stock or other full-value awards under our equity plan

✘
No repricing of stock options or stock appreciation rights without stockholder approval

✘
No discounted stock options or stock appreciation rights

✘
No buyouts of stock options or stock appreciation rights without stockholder approval

✘
No “liberal” definition of change of control in our equity plan

The mix of target compensation for our named executive officers for 2021 reflected the objectives of our executive compensation program, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 29. For 2021, fixed pay represents the sum of salary, holiday bonus and perquisites; variable (“at risk”) pay represents equity awards and non-equity incentive plan compensation. For more information on the compensation of our named executive officers for 2021, see “Proposal 3 – Non-Binding “Say-on-Pay” Vote”.
Average NEO Compensation Mix

4   KVH Industries, Inc. 2022 Proxy Statement

PROXY SUMMARY

For 2021, we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of corporate, mobile connectivity business unit, inertial navigation business unit and individual performance goals for that year, with each component representing 25% of the executives’ target bonus opportunity. In March 2022, after assessing our overall financial performance for 2021, our Compensation Committee determined to award non-equity incentive compensation to our named executive officers in accordance with our performance against corporate, business unit and individual performance goals for 2021, except that our Compensation Committee determined not to award any non-equity incentive compensation to our then-serving chief executive officer. The degree of achievement of our corporate, mobile connectivity business unit and inertial navigation business unit goals was 25%, 44% and 0%, respectively. Our Compensation Committee determined that our named executive officers, other than our former chief executive officer, achieved 100% of their individual performance goals. The aggregate incentive compensation actually received by our named executive officers, other than our former chief executive officer, ranged from approximately 22% to 25% of their respective base salaries, rather than the targeted range of 50% to 60% of their respective base salaries.

KVH Industries, Inc. 2022 Proxy Statement   5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:
Proposal 1	To elect one Class II director to a three-year term.
Proposal 2	To approve the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan.
Proposal 3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Proposal 4	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.
Our Board recommends that you vote FOR our nominee for director and FOR all other proposals.
Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.
When is the record date?

Our Board of Directors has fixed the close of business on Monday, April 18, 2022, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 18,894,247 shares of our common stock outstanding.
How many votes do I have?

Each share of common stock outstanding on the record date will be entitled to cast one vote.
What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. If on the record date, your shares were not held in your name, but rather were held in an account at a broker, dealer, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. A beneficial owner should follow the instructions of his, her or its broker, dealer, bank or other nominee in order to vote any shares.
By signing and returning the proxy card in the enclosed envelope, you are enabling each individual named on the proxy card (known as a “proxy”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.
To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.
If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.
What constitutes a quorum? What is a broker “non-vote”?

A quorum must be present in order for business to be conducted at the annual meeting. Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy card (including shares properly voted by telephone or on the Internet) will be treated as present at the

6   KVH Industries, Inc. 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy card but does not vote that owner’s shares on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from that owner.
What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect a Class II director to a three-year term (proposal 1), to approve the amendment and restatement of the 2016 Plan (proposal 2), to approve, on an advisory (non-binding) basis, the compensation of our named executed officers for 2021 (proposal 3), and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2022 (proposal 4). A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter that may be properly acted upon at the annual meeting. For more information on majority voting for the election of directors, please see “Board of Directors and Committees of the Board — Corporate Governance — Majority Voting.”
What effect do abstentions and broker non-votes have?

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker “non-votes” will not have any effect on the outcome of the vote on any proposal.
Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.
Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person for our solicitation of proxies. In addition, we will reimburse brokers, dealers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.
How can a proxy be revoked?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:
✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, follow the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.

If you hold your shares in street name, you should follow the instructions of your broker, dealer, bank or other nominee to change your vote.
Your attendance at the annual meeting will not revoke your proxy unless you specifically request it or you vote at the annual meeting. If you hold shares in street name, your attendance at the annual meeting will not revoke your voting instructions. In the absence of a revocation, shares represented by proxies will be voted at the annual meeting.

KVH Industries, Inc. 2022 Proxy Statement   7

PROPOSAL 1 – ELECTION OF DIRECTOR
Proposal 1 concerns the election of one Class II director for a three-year term.
Our Board of Directors currently consists of five directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of our Class II director, Charles R. Trimble, is expiring.
Our Nominating and Corporate Governance Committee has re-nominated Charles R. Trimble to serve as a Class II director for a three-year term. The Committee felt that Mr. Trimble’s renomination was especially important this year due his long-term institutional knowledge and deep familiarity with KVH’s inertial navigation and mobile connectivity business segments. Our stockholders last elected Mr. Trimble at our annual meeting of stockholders in June 2019.

Director Nominee
Term Ending 2022

Charles R. Trimble
Age: 80
Director
Committee Membership:
•
Audit Committee Member
•
Nominating and Corporate Governance Committee Member
Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Trimble previously served as a member of our Compensation Committee from 2000 to 2021. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering and the Council on Foreign Relations. He served on the NASA Advisory Council and the National Electronics Manufacturing Initiative, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is the past Chairman and currently a member of the Jet Propulsion Laboratory (JPL) Committee of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, an M.S. in electrical engineering, and the Distinguished Alumni Award from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 23 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.
Proxies will not be voted at the annual meeting for more than one candidate.
Mr. Trimble has agreed to serve if elected, and we have no reason to believe that he will be unable to serve. If Mr. Trimble is unable or declines to serve as a director at the time of the annual meeting, proxy cards will be voted for another nominee that our Board of Directors will designate at that time.

8   KVH Industries, Inc. 2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTOR
A majority of the votes properly cast at the annual meeting will be necessary to elect the Class II director to a three-year term. In accordance with our director resignation policy, Mr. Trimble has submitted his resignation in advance of the annual meeting, and his resignation will only become effective if (a) he fails to receive a majority of the votes properly cast on his re-election and (b) our Board accepts his resignation. For more information about majority voting and our director resignation policy, please see “Board of Directors and Committees of the Board – Corporate Governance – Majority Voting.”
Our Board of Directors recommends that you vote FOR the election of Charles R. Trimble as our Class II director.

KVH Industries, Inc. 2022 Proxy Statement   9

PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
Proposal 2 concerns the approval of an amendment and restatement of our current equity compensation plan to increase the number of shares reserved for issuance under the plan.
We are asking our stockholders to approve the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan, or the 2016 Plan, which has been approved by our Board of Directors, subject to stockholder approval. As reflected in the description that follows, the 2016 Plan increases the number of shares reserved for issuance under the plan by 1,280,000 to 6,865,604, which amount includes 785,604 “roll-over” shares issued under our earlier plans.
In establishing the number of shares to be added to the 2016 Plan, our Board considered the number of shares expected to be necessary to enable us to continue to make competitive grants under the 2016 Plan for several years. Our Board recommends that stockholders approve the 2016 Plan so that we may continue to provide equity and incentive compensation intended to attract, retain and motivate current and prospective officers, employees, directors and consultants. Our Board believes that stock options and other forms of equity and incentive compensation will promote our growth and provide a meaningful incentive to our officers, employees, directors and consultants to perform well.
As of April 18, 2022, there were outstanding (a) stock options to purchase 1,722,482 shares of our common stock at a weighted average exercise price of $10.23 per share and a weighted average remaining term of 2.55 years (none of which has dividend equivalent rights) and (b) 360,179 unvested shares of restricted stock. At that date, no other equity awards were outstanding, and only 754,750 shares were available for the issuance of new awards under the 2016 Plan.
As of April 18, 2022, there were 18,894,247 shares of our common stock outstanding. The approval of the 2016 Plan will result in potential incremental dilution of our outstanding stock. Based solely on the closing price of our common stock on April 18, 2022 of $8.52 per share, the aggregate market value of the incremental 1,280,000 shares of common stock to be reserved for issuance under the 2016 Plan would be $10,905,600.
A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the 2016 Plan.

Our Board of Directors recommends that you vote FOR the approval of the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan, which increases the number of shares reserved for issuance under the Plan.

Description of the KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan
The following is a summary of the material features of the 2016 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached to this proxy statement as Appendix A.
The 2016 Plan provides for the issuance of both cash awards and equity-based awards, denominated in shares of our common stock, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance share awards and dividend equivalent rights.
Purpose
The purpose of the 2016 Plan is to (a) provide long-term incentives and rewards to our officers, employees, directors and other key persons (including consultants), including those of our subsidiaries, who we believe are in a position to contribute to our long-term success and growth, (b) help us attract and retain persons with the requisite experience and ability, and (c) more closely align the interests of these officers, employees, directors and other key persons with the interests of our stockholders.
Administration
The 2016 Plan will be administered by our Board of Directors or a committee of two or more directors who are intended to qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as determined by the Board. The Board or any such committee in its capacity as administrator of the 2016 Plan is referred to as the “administrator” of the plan. For purposes of awards to directors or officers who are subject to Section 16 of the Exchange Act, the administrator will be deemed to include only directors who are determined

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
by the Board to be “non-employee directors” under Rule 16b-3 under the Exchange Act, and for purposes of performance-based awards, the administrator will be a committee composed of two or more directors who are determined by the Board to be “outside directors” under Section 162(m) of the Code. In general, an outside director is a director who is not a current employee, a former employee who receives compensation for prior services, a former officer, or a person that receives remuneration from us, either directly or indirectly in exchange for goods or services, in any capacity other than as a director. The failure of any person to qualify as a non-employee director or an outside director will not affect the validity of any award granted or other action taken under the plan.
The administrator is generally granted broad authority to administer the 2016 Plan, including the power to determine and modify the terms and conditions, not otherwise inconsistent with the terms of the plan, of any award. The administrator has the power to determine the individuals to whom awards will be granted, the types of awards to be granted, the time of grant, the number of shares to be subject to any award, the terms and conditions of any award, and whether to amend or waive those terms and conditions or accelerate any period of vesting or exercisability. However, the 2016 Plan limits the administrator’s ability to take certain actions, including:
Limitation on Repricing – The administrator may not reprice stock options or stock appreciation rights without stockholder approval. For this purpose, “repricing” means reducing the exercise price of any stock option or stock appreciation right; canceling any stock option or stock appreciation right in exchange for a stock option or stock appreciation right with a lower exercise price; canceling any stock option or stock appreciation right in exchange for another award; canceling any stock option or stock appreciation right in exchange for cash (excluding a cash-out on a change of control); or taking any other action that would constitute a repricing under generally applicable accounting principles.
Minimum Vesting Period – The administrator may not grant any award that vests or becomes exercisable within one year after the date of grant, or grant any unrestricted stock award, except that the administrator may issue awards, including unrestricted stock awards, resulting in the issuance of up to 5% of the maximum number of shares available for issuance under the 2016 Plan without regard to these minimum vesting or exercisability requirements. The administrator may also grant awards to non-employee directors without regard to these minimum vesting or exercisability requirements.
Minimum Performance Period – Other than by reason of, or in connection with, death, disability or a change of control, the administrator may not, without stockholder approval, accelerate or amend the aggregate period over which any performance share award is measured such that it is less than one year.
If we acquire another company, these limitations do not apply in connection with the initial issuance of any awards that we may issue in substitution for awards issued by that company.
We have not granted any excise tax gross-up protections in connection with any outstanding award under any of our earlier plans, and the 2016 Plan does not provide for any excise tax gross-up.
The administrator may adjust or modify awards granted to participants working outside the United States, and adopt sub-plans, to comply with applicable law and fulfill the purposes of the 2016 Plan.
The administrator may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not “covered persons” under Section 162(m) of the Code. The administrator must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria.
All decisions and interpretations of the administrator are binding on all persons subject to the plan, including the company and recipients of awards.
Shares available for issuance
The total number of shares of our common stock remaining available for the grant of new awards under the 2016 Plan as of April 18, 2022 is 754,750.
Solely for purposes of the overall limitation on the number of shares available under the 2016 Plan, each stock option and stock appreciation right granted under the 2016 Plan will reduce the number of shares available for grant by one share for every one share granted, and each grant of any other type of award (sometimes referred to as a “full value award”) will reduce the number of shares available for grant by two shares for every one share granted.
The maximum number of shares with respect to awards that may be granted under the 2016 Plan to any individual may not exceed 250,000 shares (or, in the case of a non-employee director 100,000 shares) in any fiscal year.
If an award is forfeited, cancelled, satisfied without the issuance of shares or otherwise terminated, or if shares were issued pursuant to an unvested full value award and were reacquired by us at no more than the grantee’s purchase price, the number of shares that were removed from the pool of available shares under the 2016 Plan with respect to that award will be restored to the pool. However, if an award is exercised through tendering or attesting to the ownership of previously owned shares or through withholding shares that would otherwise be awarded (including shares withheld for tax withholding purposes), the pool of available shares will be reduced by the gross number of shares being

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
exercised, without reduction for the number of shares tendered, attested to or withheld. The 2016 Plan also provides that any shares that we may repurchase with the proceeds from the exercise of any stock option will not be added to the pool of shares available under the plan.
The 2016 Plan authorizes the administrator to grant awards in substitution for stock and other equity-based awards held by employees, directors and other key persons of another company that we may acquire on such terms as the administrator may consider appropriate. Any such substitute awards do not count against the limit on the number of awards that may be granted to any individual under the plan in any fiscal year.
Shares available for issuance under the 2016 Plan include authorized but unissued shares of our common stock and treasury shares, including shares purchased on the open market.
Eligibility
Incentive stock options may only be granted to our employees. All other awards may be granted to our employees, officers, directors and key persons (including consultants and prospective employees). As of April 18, 2022, five directors and 566 employees were eligible to receive awards in the 2016 Plan.
Types of awards
Options.   The 2016 Plan permits the grant of options to purchase common stock that are intended to qualify as “incentive stock options” under the Code and options that do not qualify as incentive stock options, which are referred to as non-qualified stock options. Incentive stock options may only be granted to our employees. Non-qualified stock options may be granted to our employees, officers, directors, consultants or advisors in the discretion of our Board of Directors.
The exercise price of each stock option will be determined by the administrator at the time of grant and may not be less than 100% of the fair market value of our common stock on the date of grant.
The term of each option may not exceed ten years from the date of grant.
If we grant incentive stock options to a person holding 10% or more of our outstanding voting stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant, and the term of such option may not exceed five years from the date of grant.
In general, the aggregate fair market value of shares of our common stock subject to incentive stock options granted under the 2016 Plan (and any of our other plans) that may become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.
Stock options become exercisable at such time or times, whether or not in installments, as the administrator shall determine on or after the date of grant.
Stock options are not transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the administrator, in its sole discretion, may provide in the award agreement for a stock option, or may agree in writing with respect to an outstanding stock option, that the optionee may transfer non-qualified stock options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing to be bound by all of the terms and conditions of the 2016 Plan and the applicable option.
In general, an optionee may pay the exercise price of an option in cash or, if permitted by the applicable option agreement, by tendering (or attesting to the ownership of) shares of our common stock not subject to restrictions under any plan, by a “cashless exercise” through a broker supported by an irrevocable instruction to such broker to deliver sufficient funds to pay the applicable exercise price, by reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised, or by any other method permitted by the administrator.
Stock appreciation rights.   Pursuant to the 2016 Plan, we may grant stock appreciation rights, which are awards entitling the recipient to receive cash or shares of our common stock having a value on the date of exercise equal to the product of (a) the difference between the fair market value of one share of our common stock on the date of exercise and the exercise price of such stock appreciation right, multiplied by (b) the number of shares of stock with respect to which the stock appreciation right shall have been exercised. The exercise price of stock appreciation rights may not be less than 100% of the fair market value of our common stock on the date of grant, and the terms and conditions of stock appreciation rights will be determined from time to time by the administrator, except that the term of any stock appreciation right may not exceed ten years from the date of grant. Stock appreciation rights become exercisable at such time or times, whether or not in installments, as the administrator shall determine on or after the date of grant. Except as specifically provided in an award agreement, stock appreciation rights and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
Restricted stock awards.   Pursuant to the 2016 Plan, we may grant restricted stock awards, which are awards entitling the recipient to acquire, at such a purchase price, if any, as the administrator may determine, shares of our common stock subject to such restrictions and conditions

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
as the administrator may determine at the time of grant. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. Restricted stock subject to vesting upon the attainment of performance goals or objectives will not vest until the later of (a) the attainment of the stated performance goals or objectives or (b) the completion of a restriction period of at least one year after the date of grant. All other restricted stock will vest after a restriction period of at least three years after the date of grant, provided that any restricted stock with a time-based restriction may become vested incrementally over such three-year period. A holder of a restricted stock award may exercise voting rights upon (a) execution of a written instrument setting forth the award and (b) payment of the applicable purchase price, if any. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of before the shares are vested, except as specifically provided in a restricted stock award agreement.
Restricted stock units.   Pursuant to the 2016 Plan, we may grant restricted stock units, which are awards entitling the holder, upon vesting of the award, to receive a number of shares of common stock as determined in the award agreement; provided, however, that the administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a restricted stock unit will be settled in cash. The administrator will determine the restrictions and conditions applicable to each restricted stock unit at the time of grant. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. Restricted stock units subject to vesting upon the attainment of performance goals or objectives will not vest until the later of (a) the attainment of the stated performance goals or objectives or (b) the completion of a restriction period of at least one year after the date of grant. All other restricted stock units will vest after a restriction period of at least three years after the date of grant, provided that any restricted stock units with a time-based restriction may become vested incrementally over such three-year period. A holder of a restricted stock unit will only have rights as a stockholder upon settlement of restricted stock units if the settlement is made in shares of common stock. Except as specifically provided in an award agreement, restricted stock units and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
Unrestricted stock awards.   Pursuant to the 2016 Plan, we may grant unrestricted stock awards, which are awards of shares of common stock free of any restrictions under the plan. The right to receive shares of unrestricted stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
Performance share awards.   Pursuant to the 2016 Plan, we may grant performance share awards, which are awards entitling the recipient to acquire shares of common stock upon the attainment of specified performance goals; provided, however, that the administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a performance share award will be settled in cash. The period during which performance is to be measured for performance share awards shall not, at the time of issuance, be less than one year. Except as specifically provided in an award agreement, performance share awards and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
Dividend equivalent rights.   Pursuant to the 2016 Plan, we may grant dividend equivalent rights, which are awards entitling the recipient to receive credits based on cash dividends that would be paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates). A dividend equivalent right may be granted as a component of another award (other than a stock option or stock appreciation right), and may provide that such dividend equivalent right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as such other award.
Cash awards.   The administrator, in its discretion, may provide for cash payments to be made under the 2016 Plan. Cash awards may be made subject to such terms, conditions and restrictions as the administrator considers necessary or advisable.
Performance-based awards to covered employees.   Under the 2016 Plan, we may grant performance-based awards, which are restricted stock awards, restricted stock units, performance share awards and cash awards that are granted to “covered employees,” as defined in Section 162(m) of the Code. All performance-based awards hereafter granted under the 2016 Plan will be subject Section 162(m), which limits the amount of compensation for “covered employees” that can be deducted for federal income tax purposes to $1 million.
Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. The criteria that will be used to establish performance goals will be limited to the following: (a) stock price, (b) market share, (c) gross or net sales, (d) gross or net revenue, (e) return on equity, assets, investment or capital, (f) economic profit (economic value added), (g) total shareholder return, (h) working capital, (i) costs or expenses, (j) margins, (k) earnings (including EBITDA) or earnings per share, (l) cash flow (including adjusted operating cash flow), (m) customer satisfaction, (n) operating income, (o) net income, (p) research and development, (q) product releases, (r) manufacturing,

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
(s) acquisitions, divestitures, joint ventures, licenses or other strategic transactions, or (t) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index. With respect to a particular performance period, the administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. Each award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance goals. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. The maximum number of shares subject to performance-based awards payable to any one covered employee with respect to each year of a performance period is 300,000. With respect to any cash awards, no more than $2,000,000 may be paid to any one covered employee with respect to each year of a performance period.
Automatic director awards
Under a policy adopted by the Compensation Committee in April 2009, as amended in April 2016 and April 2022, each of our non-employee directors will automatically receive, under the 2016 Plan, certain restricted stock awards for his or her service on our Board and additional restricted stock awards for service on various committees of the Board or as Chair of the Board or Lead Independent Director. For more information on these awards, see “Director Compensation – Change in Director Compensation Program for 2022.” The terms of the automatic grant policy may be changed by the Board of Directors at any time.
Recoupment of compensation
The 2016 Plan provides that all awards under the plan are subject to recoupment or clawback of compensation under any provision of applicable law, any term of any award agreement and any policy that we may adopt from time to time. The administrator is entitled to take whatever action it determines to be necessary or appropriate to recover all or any portion of an award or any stock, payment or other compensation acquired or received in respect of that award arising or resulting from any misconduct, accounting restatement to correct an error, or any other miscalculation, error or mistake. Remedies available to the administrator include the termination, cancellation, reduction, limitation, rescission, amendment or modification of any award or any vesting, issuance of shares, payment or other consideration in respect of any award.
Adjustments for changes in common stock and other events
In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other similar change in our capital stock, or any merger, consolidation, conversion or sale of all or substantially all of our assets, the administrator will make appropriate or proportionate adjustments to the 2016 Plan and awards outstanding under the plan.
The administrator may also adjust the number of shares subject to awards and the exercise price or other terms of awards to take into consideration material changes in accounting principles or practices, extraordinary dividends, acquisitions or dispositions or other events if the administrator determines that the adjustment is appropriate to avoid distortion in the operation of the plan. No such adjustment will be made to incentive stock options, without the consent of the optionee, if it would constitute a certain type of modification, extension or renewal of the option under the Code.
Effect of a change of control
If we experience a “change of control,” as defined in the 2016 Plan, then the administrator will have the sole discretion to take one or more (or none) of the following actions:
•
the administrator may make appropriate provision for each outstanding award to be assumed or to remain outstanding after the change of control, in which case, if in connection with the change of control our common stock is converted into or exchanged for other securities or other property, the administrator will make an appropriate or proportionate adjustment in the securities or property subject to such awards, and any exercise price thereof (but this adjustment does not accelerate the vesting or exercisability of any award, which remains solely within the discretion of the administrator and, subject to any such discretionary acceleration, the holder of any award will not be entitled to receive any substitute consideration (other than securities subject to restriction under a restricted stock award) until the exercise or vesting of that award;

•
the administrator may accelerate the time for exercise of, and waive any or all conditions and restrictions on (including deeming any performance goals to be satisfied at the target level or, in the administrator’s discretion, based on actual performance achieved through the effective date of the change of control), each unexercised and unexpired award;

•
the administrator may provide for a cash payment to each holder of an outstanding option or stock appreciation right, in exchange for the termination of such awards, equal to the difference between (1) the product of the fair market value of the per share consideration a holder of one share of our common stock would receive upon consummation of the change of control multiplied by the number of shares subject to such outstanding option or stock appreciation right, to the extent exercisable (including as a result of any

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
acceleration in connection with the change of control) and (2) the aggregate exercise price of the option or stock appreciation right; or
•
each outstanding award may be cancelled by the administrator as of the effective date of a change of control, provided that (x) prior written notice of such cancellation is given to each holder of such an award and (y) each holder of such a stock option or stock appreciation right will have the right to exercise any exercisable award during a specified period of time preceding the effective date of the change of control.

The administrator need not take the same or similar action with respect to any two or more awards and will have the sole discretion to determine whether and to what extent any action it takes will apply to all, or only some, or none of the awards.
In general, a change of control includes (a) any “person” (as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of our outstanding securities, (b) the consummation of a merger of consolidation, other than a transaction in which our voting securities outstanding immediately before such consummation represent more than 50% of the combined voting power of the voting securities of the surviving entity (or a parent) outstanding immediately after such merger or consolidation, (c) the closing of the sale of all or substantially all of our assets, (d) our incumbent directors, and their successors approved by a majority vote, ceasing to constitute at least a majority of the Board and (e) a complete liquidation or dissolution of the company.
Change in status
If the employment or other service relationship of the holder of a stock option or stock appreciation right terminates, the stock option or stock appreciation right may be exercised within the period of time specified in the award agreement, to the extent that the award is vested on the date of termination. If the award agreement does not specify other periods, a stock option or stock appreciation right will terminate immediately upon the date of termination in the event of termination by us for cause (as defined in the 2016 Plan) and will remain exercisable (to the extent vested on the date of termination): (a) in the case of any termination other than for disability (as defined in the 2016 Plan), death or cause, for three months following the date of termination; or (b) in the case of termination for disability or death, or if the holder dies within three months after his or her date of termination, for twelve months following the date of termination. In any event, no stock option or stock appreciation right may be exercised after the expiration of the term of such award.
Amendment or termination
Subject to requirements of law or any stock exchange or similar rules that would require a vote of our stockholders,our Board of Directors may, at any time, amend or discontinue the 2016 Plan, and the administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect a recipient’s rights under any outstanding award without his or her consent.
New plan benefits
Except for the automatic grants of restricted stock awards to non-employee directors described above, the grant of awards under the 2016 Plan is within the discretion of the administrator. Accordingly, we are unable to determine the number of awards that will be received by or allocated to any participant under the 2016 Plan, except as described below.
The following table provides information concerning the benefits that we can determine will be received by:
•
each executive officer named in the summary compensation table;

•
all current executive officers, as a group;

•
all current directors who are not executive officers, as a group; and

•
all current employees who are not executive officers, as a group.

The information in the following table is limited to (a) the annual automatic grants of restricted stock to non-employee directors and (b) restricted stock awards granted by the Compensation Committee in 2022 which are contingent upon stockholder approval of Proposal 2 at the 2022 annual meeting. The awards vest in four equal annual installments.

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
New Plan Benefits
KVH Industries, Inc. Amended and Restated
2016 Equity and Incentive Plan
Name and Position	Number of Shares
Martin A. Kits van Heyningen Former President, Chief Executive Officer and Chairman of the Board of Directors	—
Brent C. Bruun(1) Current Interim President and Chief Executive Officer; Chief Operating Officer	18,700
Roger A. Kuebel(1) Chief Financial Officer	14,321
All current executive officers, as a group(1)	67,914
All current directors who are not executive officers, as a group(2)	53,813
All current employees who are not executive officers, as a group(1)	115,271

(1)
Represents restricted stock awards granted by the Compensation Committee in 2022 that are contingent upon stockholder approval of Proposal 2 at the 2022 annual meeting.

(2)
Represents the number of shares expected to be granted in 2022 after the annual meeting of stockholders to directors who are not executive officers under our new director compensation program for 2022, based on the aggregate value of the annual awards to be granted to five non-employee directors and three members of each of our board committees and an assumed grant date fair value of $8.52 per share, which was the closing price of our common stock on the record date, April 18, 2022. The table does not reflect any restricted stock awards that may be granted to any other director after the annual meeting. For more information regarding our 2022 director compensation program, see “Director Compensation – Change in Director Compensation Program for 2022.”

Aggregate historical option grants
Under the 2016 Plan, each of the following persons and groups has received options to purchase, in the aggregate from the date of inception of the 2016 Plan until the date of this proxy statement, the number of shares of our common stock following the name or identification of the person or group (excluding the equity awards that are contingent upon stockholder approval of Proposal 2 at the 2022 annual meeting): Martin A. Kits van Heyningen: 498,552 shares; Kathleen Keating (spouse of Martin Kits van Heyningen): 11,541 shares; Brent C. Bruun: 277,622 shares; Roger A. Kuebel: 114,163 shares; all current executive officers, as a group: 1,033,695 shares; Robert Balog: 221,418 shares; Felise Feingold: 205,993 shares; Daniel R. Conway: 155,035 shares; Jennifer Baker: 59,463 shares; and all current employees who are not executive officers, as a group: 1,747,033 shares. No current director has received any options under the 2016 Plan.
Federal income tax consequences of the 2016 Plan
The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 2016 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.
Non-qualified stock options.   The holder of a non-qualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a non-qualified stock option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of the shares. The capital gain or loss will be long-term gain or loss if the holder has held the stock for more than one year after the date of exercise of the option.
Incentive stock options.   Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares were held for more than one year after exercise of the option.

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The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.
Stock appreciation rights.   The recipient of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the recipient will recognize as ordinary income the difference between the fair market value of the common stock on the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares for which the stock appreciation right is exercised. If the recipient of a stock appreciation right does not exercise such right, the recipient will recognize as ordinary income the excess of the fair market value of the common stock on the last day of the term of the stock appreciation right over the exercise price of the stock appreciation right, if any, multiplied by the number of shares of common stock subject to the stock appreciation right.
Restricted stock awards.   The recipient of a restricted stock award usually recognizes income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss if more than one year has passed since the shares vested.
However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, rather than the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.
Restricted stock units.   The recipient of a restricted stock unit recognizes no income until the recipient receives shares of common stock issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over any amount the recipient paid for the shares. Upon the subsequent disposition of shares received pursuant to a restricted stock unit, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.
Although restricted stock units vest much like restricted stock awards, the Section 83(b) election described above is not available with respect to restricted stock units because such awards are unfunded and unsecured promises to issue stock in the future, and thus are not property as contemplated by that section of the Code.
Unrestricted stock awards.   Upon receipt of common stock pursuant to an unrestricted stock award, the recipient will recognize as ordinary income the difference between the fair market value of the common stock less the amount, if any, the recipient paid for such stock. The recipient’s basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).
Performance share awards.   The federal income tax laws applicable to performance share awards are the same as those applicable to restricted stock units, as described above.
Dividend equivalent rights.   There generally will be no tax consequences as a result of the award of a dividend equivalent right. When payment is made, the recipient of the payment generally will recognize ordinary income.
Cash awards.   There generally will be no tax consequences as a result of the grant of an award providing for a cash payment in the future. When payment is made, the recipient of the payment generally will recognize ordinary income.
Deductibility of awards.   Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under the 2016 Plan in the year in which the recipient recognizes ordinary income upon the exercise of a non-qualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, the receipt of an unrestricted stock award, or the receipt of stock or cash in connection with a

KVH Industries, Inc. 2022 Proxy Statement   17

PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 2016 EQUITY AND INCENTIVE PLAN
restricted stock unit, a performance share award, a dividend equivalent right or a cash award.
Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our CEO, our Chief Financial Officer, and our three next most highly paid executive officers, as well as any employee who was in one of these positions in a prior year. Under prior law, the $1.0 million limit did not apply to performance-based compensation that met criteria established by the Internal Revenue Service, but that exception was repealed by legislation effective for years beginning after December 31, 2017. Under transition relief provided by that legislation, certain awards made under the 2016 Plan prior to November 2, 2017 may be covered by that exception, but the exception will not be available for any new awards to be made under the 2016 Plan. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our executive officers.

18   KVH Industries, Inc. 2022 Proxy Statement

PROPOSAL 3 – NON-BINDING “SAY ON PAY” VOTE
Proposal 3 concerns an advisory vote on our executive compensation program.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve the compensation of our named executive officers at least once every three years. This proposal is commonly referred to as a “say on pay” proposal.
At our 2017 annual meeting of stockholders, our stockholders voted in favor of holding future “say on pay” votes every year, as recommended by our Board of Directors. At the 2021 annual meeting, approximately 79% of the votes cast on the non-binding proposal to approve our executive compensation for 2020 were voted in favor of approval. As set forth in more detail in the executive compensation tables and the accompanying narrative disclosure elsewhere in this proxy statement, we have designed our executive compensation program to provide an appropriate mix of fixed and variable pay to balance executive retention and recruitment with rewards for achieving short-term operational goals and long-term stockholder value. Our 2021 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2021 and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to increase stockholder value.
Highlights of our executive compensation program include the following:
Base Salary.   Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. The Compensation Committee generally sets base salaries and other compensation after reviewing competitive practices. The Compensation Committee believes that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary.
For 2021, rather than commissioning a new compensation survey, the Compensation Committee reviewed the report that it received in 2019 from Radford Surveys and Consulting, an Aon Consulting Company, or Radford, and applied a 3% aging factor, which the Compensation Committee believed to be appropriate. We refer to the information in the Radford report as the survey data. In light of the survey data, the Compensation Committee’s general familiarity with changes in the market for executive talent, and then-current economic conditions, the Compensation Committee concluded that no changes to executive officers’ base salaries were needed for 2021, other than a 3% cost of living increase, effective as of July 1, 2021. Our then-serving chief financial officer, who was retiring, did not participate in the increase.
Annual Cash-based Incentive Compensation.   In 2021, we continued to utilize a cash-based incentive compensation plan that tied executive pay to the achievement of our annual corporate and business unit performance goals and certain individual performance goals. The incentive program for 2021 was substantially similar to the incentive program for 2020. The incentive program was intended to award compensation based on the degree to which our actual financial results met the corporate and business unit financial goals of our internal business plan and the degree to which the executives met their individual performance goals. Each executive’s target amount of incentive compensation for 2021 represented the same percentage of base salary for 2021 as for 2020, except that the Compensation Committee set the target bonus for our new chief financial officer based on its understanding of market practices for that position and negotations with the new chief financial officer. In 2021, the Compensation Committee renewed the 2020 formula for calculating the cash-based incentive compensation of our named executive officers, under which 25% of their target incentive compensation was based on the degree of achievement of our mobile connectivity performance goals, 25% was based on the degree of achievement of our inertial navigation performance goals, 25% was based on the degree of achievement of our corporate performance goals and 25% was based on the degree of achievement of individual performance goals.
The Compensation Committee gave equal weight in the formula to performance at the corporate level and at each business unit level because it wished to align the interests of the named executive officers with strong performance at all levels, to promote accountability for budgeted targets and to promote cooperation across the company. The corporate performance portion of the incentive payments was based on the degree of achievement of our goals for revenue and earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expenses and any one-time charges approved by the

KVH Industries, Inc. 2022 Proxy Statement   19

PROPOSAL 3 — NON-BINDING “SAY ON PAY” VOTE
Compensation Committee, or adjusted EBITDA. The business unit performance portions of the incentive payments were each based on the degree of achievement of our goals for the relevant business unit’s revenue and business unit adjusted EBITDA. The Compensation Committee selected revenue and adjusted EBITDA as performance measures because it believed that they measure how well or poorly we performed from a financial standpoint.
The 2021 incentive program was structured so that incentive payments would be paid only to the extent that they were funded. The funding mechanism provided that the incentive payments would be funded in an amount equal to 100% of the amount by which our 2021 adjusted EBITDA exceeded the target amount, until funded to approximately $2.6 million, and then in an amount equal to 50% of excess adjusted EBITDA up to a fixed maximum amount. The incentive payments would be funded by additional graduated amounts (ranging from 7% to 33% of target bonus amounts) to the extent that 2021 revenue exceeded target revenue by specified percentages (ranging from 5% to 15%). The maximum payout under the incentive program was 233% percent of the target amount, which was payable upon achievement of 165% of the adjusted EBITDA target and 115% of the revenue target.
In March 2022, our Compensation Committee assessed the degree of achievement of our revenue and adjusted EBITDA goals for corporate performance, mobile connectivity business unit performance and inertial navigation business unit performance and determined that our 2021 performance merited payment of 25% of corporate performance target bonus amounts, 44% of our mobile connectivity business unit target bonus amounts and none of our inertial navigation business unit target bonus amounts. The Compensation Committee decided to award non-equity incentive compensation to our named executive officers in accordance with these performance metrics, except that our Compensation Committee determined not to award any non-equity incentive compensation to our then-serving chief executive officer. Based on our Interim President and Chief Executive Officer’s self-assessment and his recommendations for other executive officers, our Compensation Committee determined to award 100% of the portion of target bonuses attributable to individual performance goals to our named executive officers (other than our former chief executive officer). The aggregate incentive compensation actually received by our named executive officers (other than our former chief executive officer), ranged from approximately 21% to 25% of their respective base salaries, rather than the targeted range of 50% to 60% of their respective base salaries.
The Compensation Committee purposely establishes corporate and business unit performance goals that are difficult to achieve in order to incent superior performance. In 2018, 2019 and 2020, we did not award any incentive compensation to any of our named executive officers with respect to our corporate or business unit performance goals, excluding certain non-refundable prepayments made in 2019.
Long-Term Equity Incentives.   Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2021 consisted of both options and restricted stock awards, with four-year vesting periods designed to support the retention of our named executive officers and encourage the executives to focus on the long-term performance of our stock price. Consistent with prior years, the Compensation Committee generally decided to grant a mix of restricted stock and option awards in order to balance the benefit of option awards, which more closely align the interests of our executives with the interests of our stockholders because options generate cash value only with stock price appreciation, with the benefit of restricted stock awards, which offer greater executive retention while aligning the executive’s compensation with shareholder interests. The Compensation Committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to ongoing named executive officers in 2021 ranged from approximately 121% to 250% of the survey data median for annual grants for their respective positions (after giving effect to the 3% aging factor described above). Our newly hired CFO received a one-time new hire grant that reflected 250% of the survey data median for annual grants to chief financial officers, which was within market norms for new hire awards for that position.
Pay Practices.   We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control, and we do not provide any tax gross-ups. We have no guaranteed salary increases.
Consultant Independence.   Our Compensation Committee’s independent consultant is retained directly by the Compensation Committee, provides no other services to us, and has provided the Committee with a written attestation of its independence from management.
Stockholders are being asked to vote on the following resolution:
RESOLVED: That the compensation paid to the corporation’s named executive officers, as disclosed in the corporation’s proxy statement for the 2022 annual meeting of stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the executive compensation tables and accompanying narrative disclosures, be and it hereby is, approved.

20   KVH Industries, Inc. 2022 Proxy Statement

PROPOSAL 3 — NON-BINDING “SAY ON PAY” VOTE
Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
We currently intend to submit a say-on-pay vote to our shareholders annually, consistent with the results of the advisory vote on frequency approved by shareholders at the 2017 annual meeting of shareholders. As a result, we expect that the next say-on-pay proposal will be submitted to a shareholder vote at the 2023 annual meeting of shareholders.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers for 2021, as described in the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

KVH Industries, Inc. 2022 Proxy Statement   21

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 4 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.
In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2022 and, with the endorsement of the Board of Directors, recommends that stockholders ratify such appointment.
Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will participate in the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.
A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.

22   KVH Industries, Inc. 2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.
Information regarding Charles R. Trimble, our Class II director being nominated for election at the annual meeting, is presented above under the heading “Proposal 1 – Election of Director.” Our other directors and executive officers are as follows:
Directors serving a term expiring at the 2023 annual meeting (Class III directors):

James S. Dodez
Age: 63
Director
Committee Membership:
➤
Audit Committee Member
➤
Nominating and Corporate Governance Committee Member
James S. Dodez has served as one of our directors since June 2017. In August 2020, Mr. Dodez became a member of the Nominating and Corporate Governance Committee and the Audit Committee. Mr. Dodez served as our Strategy Advisor from May 2015 to April 2017. He served as our Senior Vice President of Marketing and Strategic Planning from March 2013 to May 2015, our Vice President of Marketing and Strategic Planning from March 2007 to February 2013, our Vice President of Marketing from October 1998 to March 2007, our Vice President of Marketing and Reseller Sales from 1995 to October 1998 and our Marketing Director from 1986 to 1995. Before joining us, Mr. Dodez was the Marketing Director at Magratten Wooley, Inc., an advertising agency, where he managed KVH’s account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University. Our Nominating and Corporate Governance Committee determined that Mr. Dodez should serve as a director because of his experience as a member of our Board of Directors combined with more than 30 years of industry experience and his knowledge of the strategic challenges faced by our company.

Danelle M. Barrett
Age: 54
Director
Committee Membership:
➤
Compensation Committee Chair
Danelle M. Barrett has served as one of our directors since June 2020. Ms. Barrett has served as the Chair of the Compensation Committee since June 2021. Since November 2020, Ms. Barrett has served as an independent director of Federal Home Loan Bank of New York and Protego Trust Company. Since February 2020, Ms. Barrett has served as a consultant for Deep Water Point, LLC. From March 2017 to October 2019, she served as the Cybersecurity Division Director and Deputy Chief Information Officer of the U.S. Navy, where she managed the U.S. Navy’s worldwide cybersecurity strategy, policy and information technology architectures. From July 2015 to March 2017, she served as Director of Current Operations at the United States Cyber Command, where she led a global team providing direction for cyber offensive and defensive operations. From September 2013 to July 2015, Ms. Barrett served as Chief of Staff for the Navy Information Forces Command, a combat force for cyber, intelligence, telecommunications and other missions. From September 2011 to September 2013, she served as Commanding Officer of the Naval Computer and Telecommunications Area Master Station Atlantic, a Navy telecommunications station, and was responsible for 2,700 people in 15 organizations worldwide. Prior to that, she held other positions in the U.S. Navy from 1989 to 2011, including Senior Information Professional Detailer at the Naval Personnel Command from March 2010 to September 2011 and Assistant Chief of Staff for Communications and Combat Systems for Carrier Strike Group Two from November 2007 to March 2010. Ms. Barrett received a Bachelor of Arts in History from Boston University, a Master of Science in Management Information Systems from Syracuse University and Masters of Arts in National Security and Strategic Studies from the U.S. Naval War College, Human Resource Development from Webster University and Management from Webster University. She has published 36 articles. Our Nominating and Corporate Governance Committee determined that Ms. Barrett should be nominated to serve as a director because of her more than 30 years of

KVH Industries, Inc. 2022 Proxy Statement   23

DIRECTORS AND EXECUTIVE OFFICERS
experience in global telecommunications operations, cybersecurity strategy, policy, and information technology architectures, which, coupled with her military background, offers unique and comprehensive insight to meet the strategic goals of both business units of our company.
Directors serving a term expiring at the 2024 annual meeting (Class I directors):

Cielo Hernandez
Age: 46
Director
Committee Membership:
➤
Audit Committee Chair
➤
Compensation Committee Member
Cielo Hernandez has served as one of our directors since June 2021. Ms. Hernandez has also served as the Chair of the Audit Committee and a member of the Compensation Committee since that time. Since February 2022, Ms. Hernandez has served as Chief Financial Officer of ProTrans Holdings, Inc., a global third-party logistics provider. Previously, Ms. Hernandez served as Chief Financial Officer of XL Fleet Corp. (NYSE: XL), a leading provider of fleet electrification solutions for commercial vehicles in North America, from April 2021 to January 2022. From January 2019 to July 2020, Ms. Hernandez served as Senior Vice President and Chief Financial Officer of South Jersey Industries, Inc., a publicly traded energy services company, where she continued to serve as a Senior Vice President until October 2020. From February 2015 to December 2018, Ms. Hernandez served as Vice President and Regional Chief Financial Officer of Maersk Line, North America, a division of A.P. Moller-Maersk Group, a global container logistics company. From November 2013 to January 2015, she served as Vice President and Regional Chief Financial Officer, Latin America of APM Terminals, a division of A.P. Moller-Maersk that operates a global network of ports. From 2004 to 2013, Ms. Hernandez held various positions in finance and administration at Amcor plc, a global packaging solutions company, including most recently Regional Chief Financial Officer, Central America and Caribbean from 2012 to 2013. Ms. Hernandez received a Bachelor of Business Administration in Accounting from the Universidad Santiago de Cali (Colombia) and a Master of Business Administration with specialization in International Business from the University of Miami. She is a CPA and holds a Certification in Human Resources Talent Management from Universidad Santiago de Cali, Colombia as well as Certifications in Executive Leadership and High-Performance Leadership from Cornell University, and Strategic Leadership and Improving the Business from IMD University Switzerland. Ms. Hernandez is also a Board member of Rowan University Foundation. Our Nominating and Corporate Governance Committee determined that Ms. Hernandez should be nominated as a director because of her more than 25 years of experience as a finance professional and her proven track record of leading global teams for technology-driven publicly traded and private companies, including in the Company’s core commercial maritime industry. Ms. Hernandez has a strong background in finance, accounting, operations, procurement and information systems.

24   KVH Industries, Inc. 2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Cathy-Ann Martine-Dolecki
Age: 63
Chair of the Board of Directors
Committee Membership:
➤
Nominating and Corporate Governance Committee Member
➤
Compensation Committee Member
Cathy-Ann Martine-Dolecki has served as one of our directors since June 2021. Ms. Martine-Dolecki has served as the Chair of the Board of Directors since March 2022, as Chair of the Nominating and Corporate Governance Committee since July 2021 (on which she began serving in June 2021) and a member of the Compensation Committee since June 2021. Ms. Martine-Dolecki recently left retirement to join Tristar Acquisition I Corp., a special purpose acquisition company, as Chief Operating Officer. In 2017, Ms. Martine-Dolecki retired after a 37-year career with AT&T, where she most recently served as President of National Business Services from 2016 to 2017. Previously, she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions from 2013 to 2016, as Executive Vice President, Small Business Solutions and Alternate Channels at AT&T from 2008 to 2013 and in a variety of other leadership roles before that. From November 2020 to December 2020, Ms. Martine-Dolecki was a board member at TESSCO Technologies Incorporated, a publicly traded technology distributor and manufacturer serving the wireless infrastructure and mobile device accessories markets. Ms. Martine-Dolecki also served as a board member of Legal Shield, a provider of consumer legal services, from January 2013 to May 2018. She currently serves on the Americas Executive Board of the Massachusetts Institute of Technology Sloan School of Management. Ms. Martine-Dolecki received a Master of Science in Management from the Massachusetts Institute of Technology, a Master of Business Administration from New York University and a Bachelor of Arts in Economics from the College of Mount Saint Vincent. Ms. Martine-Dolecki has been recognized as a National Association of Corporate Directors Board Leadership Fellow since 2021. Our Nominating and Corporate Governance Committee determined that Ms. Martine-Dolecki should be nominated to serve as a director because of her more than 40 years of experience in global telecommunications combined with her various executive leadership roles and management experience in the mobile connectivity market.
Our executive officers who are not also directors are listed below:

Brent C. Bruun
Age: 56
Interim President and Chief Executive Officer
Brent C. Bruun has served as our interim president and chief executive officer since March 2022. He has also served as our chief operating officer with direct responsibility for our corporate development and mobile communication products and services for marine and land markets since July 2016 and direct responsibility for inertial navigation products since November 2018. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

KVH Industries, Inc. 2022 Proxy Statement   25

DIRECTORS AND EXECUTIVE OFFICERS

Roger A. Kuebel
Age: 60
Chief Financial Officer
Roger A. Kuebel has served as our chief financial officer since March 2021. From February 2014 to July 2020, Mr. Kuebel served as chief financial officer of Seaborn Networks Holdings, LLC, a developer and operator of a subsea fiber optic telecommunications network. In December 2019, Seaborn Networks caused two of its affiliated entities (Seabras 1 Bermuda Ltd. and Seabras 1 USA, LLC) to file a voluntary petition for reorganization under the United States Bankruptcy Code in connection with a financial restructuring of those two entities. From February 2009 until January 2014, Mr. Kuebel was Treasurer at Aspen Technology, Inc., a publicly traded supplier of process optimization software to the petro-chemical industry. Before joining Aspen Technology, Mr. Kuebel served as Treasurer of Global Crossing Ltd., a publicly traded telecommunications company, from 2004 to 2007, Assistant Treasurer and then Treasurer for Genuity Inc., an internet infrastructure services company, from 2000 to 2003, several positions of increasing responsibility within the Treasury function at GTE Corporation, an international telecommunications company from 1994 to 2000 and Manager of Financial Analysis for International Paper Company from 1993 to 1994. Mr. Kuebel began his finance career at Stern Stewart & Company, a boutique corporate finance consulting firm, where he served as a financial consultant from 1989 to 1993. Mr. Kuebel holds a B.S. in Management from Pennsylvania State University and a M.B.A. from the University of Chicago.

Daniel R. Conway
Age: 68
Executive Vice President, Inertial Navigation
Daniel R. Conway has served as our executive vice president of inertial navigation (formerly guidance and stabilization) since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

26   KVH Industries, Inc. 2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Robert J. Balog
Age: 58
Chief Technology Officer
Robert J. Balog has served as our chief technology officer since January 2019. Previously, he served as our senior vice president, engineering from October 2008 to January 2019 and vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association. Mr. Balog is the recipient of 14 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Felise B. Feingold
Age: 52
Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary
Felise B. Feingold has served as our senior vice president since June 2019, vice president, general counsel and secretary since August 2007, our compliance officer since December 2017 and our chief data privacy officer since August 2018. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

KVH Industries, Inc. 2022 Proxy Statement   27

DIRECTORS AND EXECUTIVE OFFICERS

Jennifer L. Baker
Age: 44
Vice President, Chief Accounting Officer
Jennifer L. Baker has served as our chief accounting officer and corporate controller since September 2016, becoming our principal accounting officer in May 2017 and vice president in January 2019. Previously, from November 2014 to September 2016, she served as our corporate controller. From October 2013 to November 2014, she served as our assistant controller. From December 2012 to September 2013, Ms. Baker served as director of corporate accounting and SEC reporting at Lionbridge Technologies, Inc., then a publicly traded provider of professional translation and localization services. From December 2010 to December 2012, Ms. Baker served as senior manager at The Corporate Finance Group, Inc., a financial consulting firm providing advisory services on a variety of complex accounting, reporting, and tax issues. Her other experience includes over nine years at KPMG LLP, leaving the firm as an audit senior manager. Ms. Baker holds a B.S. in accounting and masters of accountancy from the Pamplin College of Business at Virginia Polytechnic Institute and State University.

28   KVH Industries, Inc. 2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Our executive compensation program provides a mix of fixed and variable pay to balance rewards for achieving short-term operational performance goals with creating long-term stockholder value and encouraging executive retention. Our 2021 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2021, and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock.
Summary Compensation Table For 2021
The following table provides information concerning the compensation earned by our CEO and each of our two most highly compensated executive officers other than the CEO (collectively with the CEO, our “named executive officers”) during 2021.
In 2021, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 43% to 60%.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen Former President, Chief Executive Officer and Chairman of the Board	2021	530,374	1,000	343,590	345,026	—	22,098	1,242,088
	2020	502,725	1,000	529,773	326,623	102,815	21,393	1,484,329
Brent C. Bruun Current Interim President and Chief Executive Officer; Chief Operating Officer	2021	417,942	1,000	162,456	163,128	105,916	23,700	874,142
	2020	401,539	1,000	154,499	154,431	54,013	22,834	788,316
Roger A. Kuebel(6) Chief Financial Officer	2021	262,500	820	—	352,725	57,163	16,563	689,771

(1)
Reflects annual holiday bonuses earned and paid in 2021 and 2020, respectively.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 11, 2022.

(4)
For 2021, the table reflects amounts that were earned under our management incentive compensation plan for 2021 performance and that were determined and paid in March 2022. For 2020, the table reflects amounts that were earned under our management incentive compensation plan for 2020 performance that were determined and paid in March 2021.

(5)
Reflects the value of 401(k) matching contributions, automobile and housing allowances, and relocation bonus. Mr. Kits van Heyningen’s automobile allowance was $14,256 and $15,360 for 2021 and 2020, respectively. Mr. Bruun’s automobile and housing allowance was $15,000 for both 2021 and 2020. Mr. Kuebel’s relocation bonus was $10,000 for 2021. Our named executive officers did not receive any other perquisites or personal benefits.

(6)
Mr. Kuebel joined KVH in March 2021.

KVH Industries, Inc. 2022 Proxy Statement   29

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
For information regarding the material terms of our management incentive plan for 2021 and equity awards granted in 2021, see “Proposal 3 – Non-Binding ‘Say on Pay’ Vote – Annual Cash-Based Incentive Compensation” and “Long-Term Equity Incentives” beginning on page 19 and the table below entitled “Outstanding Equity Awards at December 31, 2021”, including the footnotes.
Outstanding Equity Awards at December 31, 2021
The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					6/6/2018	7,177	65,957
					6/5/2019	17,624	161,965
					8/2/2020	48,932	449,685
					3/31/2021	27,097	249,021
	117,843		7.85	3/30/2022
	64,262	21,420	11.30	6/6/2023
	54,102	54,100	9.33	6/5/2024
	28,366	85,096	8.12	8/2/2025
		73,363	12.68	3/31/2026
Brent C. Bruun					6/6/2018	3,100	28,489
					6/5/2019	8,090	74,347
					8/2/2020	14,270	131,141
					3/31/2021	12,812	117,742
	38,603		7.85	3/30/2022
	27,761	9,253	11.30	6/6/2023
	24,835	24,834	9.33	6/5/2024
	13,412	40,234	8.12	8/2/2025
		34,686	12.68	3/31/2026
Roger A. Kuebel		75,000	12.68	3/31/2026

(1)
Options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(2)
Each option was granted five years before the option expiration date and has a five-year term.

(3)
Except as described below, restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $9.19, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021.

30   KVH Industries, Inc. 2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Agreements
Employment Agreements
In May 2022, we entered into executive employment agreements with each of Brent C. Bruun, Roger A. Kuebel and Felise Feingold in order to retain their services and provide them with certain benefits in the event that we terminate the executive’s employment without cause (as defined in the agreement) or the executive terminates his or her employment for good reason (as defined in the agreement) (either such termination, a “Qualifying Termination”), including following a change of control. The terms of the agreements are substantially identical except as to title, salary, target bonus and reporting responsibilities.
The agreements generally confirmed the executives’ current compensation arrangements with respect to base salary, target bonus opportunity for 2022, expense reimbursement and participation in employee benefit plans. The agreements contain customary provisions regarding the performance of duties, assignment of inventions, confidentiality and use of information, return of company property, and cooperation in litigation and regulatory matters. The agreements include customary non-competition and non-solicitation covenants. These covenants have a term of twelve months or, if the executive becomes entitled to receive the change in control severance payments and benefits described below, eighteen months.
The agreements provide that, if the executive continues to serve as an employee through December 31, 2022 (the “Retention Date”), we will pay the executive a retention bonus equal to 75% of the executive’s current base salary, and we will accelerate the vesting of the executive’s equity awards that would otherwise have vested in the twelve months after the Retention Date. If a Qualifying Termination occurs before December 31, 2022, the executive will receive a pro rata portion of the retention bonus. If in connection with such a termination the executive becomes entitled to receive the change in control severance payments and benefits described below, the executive will also become entitled to receive the full retention bonus, and the Retention Date will be the later of the date of such change in control or such termination of employment.
Upon any termination of employment, the executive will be entitled to receive any salary earned through the date of termination, any cash-based annual incentive award earned but unpaid for a fiscal year ended before the date of termination, reimbursement of unpaid business expenses in accordance with our policies, and any other vested employee benefits.
In addition, in the event of a Qualifying Termination, upon execution and effectiveness of a separation agreement and release of claims within a stated period, (a) the executive will also be entitled to receive twelve months of base salary and a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (b) we will accelerate the vesting of the executive’s equity awards that would otherwise have vested in the twelve months after the later of the date of termination or the effective date of the separation agreement and release and (c) we will pay up to twelve months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
If a Qualifying Termination occurs within the six months before, or within the twelve months after, a change in control (as defined in our then-most recently adopted equity incentive plan), then, in lieu of the severance described in the preceding paragraph, upon execution and effectiveness of a separation agreement and release of claims within a stated period (and, if the date of termination occurs before the change in control, subject to the consummation of the change of control), (a) the executive will be entitled to receive one and one-half times the sum of the executive’s base salary and the executive’s target bonus for the then-current year, (b) the executive will be entitled to receive a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (c) we will accelerate the vesting of the executive’s equity awards in full and (d) we will pay up to eighteen months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
The compensation payable under the agreements is subject to possible reduction to the extent that the reduction would result in a higher after-tax payment to the executive. The agreement also includes additional provisions intended to ensure compliance with Section 409A of the Code.
CEO Separation Agreement
On March 6, 2022, we entered into a separation and consulting agreement with Martin Kits van Heyningen in connection with his retirement from our company. Mr. Kits van Heyningen resigned as our President and Chief Executive Officer and as a member of our Board and transitioned to a new consulting position as a Senior Advisor to the Board.
In his role as Senior Advisor to the Board, Mr. Kits van Heyningen agreed to make himself available to provide advice to the Board and to perform other tasks for up to fifty hours during the term of the agreement. The agreement has a term of one

KVH Industries, Inc. 2022 Proxy Statement   31

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
year, subject to earlier termination by either party. We agreed that, during the term of the agreement, we will continue to pay Mr. Kits van Heyningen his current salary at the rate of $44,877 per month, as well as the employer portion of the premiums for continued health and dental insurance. We also agreed to pay Mr. Kits van Heyningen a separation payment of $201,613, which was inclusive of any amount which he may have otherwise earned under our executive bonus plan for 2021. During the term of the agreement, all stock options and shares of restricted stock held by Mr. Kits van Heyningen will continue to vest in accordance with their terms. If Mr. Kits van Heyningen provides services through March 6, 2023, the vesting of 25% of the then-unvested portion of the outstanding stock options and shares of restricted stock held by him at that time will accelerate.
If we unilaterally terminate Mr. Kits van Heyningen’s services under the agreement before March 6, 2023 other than for Cause (as defined in the agreement), we will make a lump sum payment to him equal to the unpaid portion of the salary, health and dental benefits, and separation payment that he would have received in the absence of such termination. In addition, he will receive the acceleration of vesting of stock options and shares of restricted stock described above.
In connection with the agreement, Mr. Kits van Heyningen executed a general release of claims against us. His right to receive additional benefits under the agreement is contingent on his material compliance with his obligations to us.

32   KVH Industries, Inc. 2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
Director Compensation Program for 2021
Our director compensation program for 2021 was designed to provide a majority of the directors’ compensation in the form of equity awards and the remainder of the directors’ compensation in cash in the form of annual retainers and meeting fees.
Our director compensation program for 2021 was unchanged from the program in place at the end of 2020, which after a period of cost reductions implemented during that year in response to the COVID-19 pandemic had restored director cash compensation to levels in place at the end of 2019.
Under our director compensation program for 2021, each newly elected non-employee director would automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant would vest in four equal quarterly installments after the date of grant. Each of Mmes. Hernandez and Martine-Dolecki, as newly elected non-employee directors in 2021, received a restricted stock award of 10,000 shares of common stock effective August 3, 2021, the fair value of which was $110,000.
Our director compensation program for 2021 also provided that, at the first meeting of the Board of Directors following the annual meeting of stockholders, continuing non-employee directors would automatically receive a restricted stock award of 5,000 shares of common stock. Each restricted stock award would vest in four equal quarterly installments after the date of grant. In accordance with this policy, each of Ms. Barrett and Messrs. Dodez, Tavares and Trimble, all of our continuing non-employee directors at that time, received a restricted stock award of 5,000 shares of common stock effective August 3, 2021, the fair value of which was $55,000 on the date of grant.
In addition, each non-employee director who was appointed to serve on the Audit Committee of our Board of Directors during 2021 would receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award would vest in four equal quarterly installments after the date of grant. In accordance with this policy, each of Ms. Hernandez and Messrs. Dodez, Tavares and Trimble received a restricted stock award of 5,000 shares of common stock effective August 3, 2021, the fair value of which was $55,000 on the date of grant.
Under our director compensation program for 2021, we paid our non-employee directors cash compensation in the form of annual retainers and meeting fees. Under the program, non-employee directors generally received an annual retainer of $26,250, as well as $2,625 for each regularly scheduled quarterly board meeting that they attended.
During 2021, non-employee directors who also served as members of the Audit and Compensation Committees received additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees received additional annual compensation of $6,825 and $3,150, respectively. Our director compensation program for 2021 did not provide other cash compensation for attending any other Board or Committee meetings. Directors who were employees did not receive separate fees for their services as directors. We paid compensation to Martin A. Kits van Heyningen as set forth in the “Summary Compensation Table For 2021”.
Change in Director Compensation Program for 2022
In April 2022, the Compensation Committee voted to update our director compensation program to align it more closely with current market practices.
Under the new director compensation program, which will become effective after the 2022 annual meeting, non-employee directors will receive an annual cash retainer of $26,250 as well as $2,625 for each regularly scheduled quarterly board meeting that they attend. These amounts are unchanged from 2021. In addition, non-employee directors will receive an annual restricted stock award having a fair market value of $75,000 on the date of grant. These awards will vest in four equal quartely installments. In addition, directors serving in the capacities indicated in the following table will receive additional annual restricted stock awards having a fair market value in the amount indicated in the following table for each such position:
Position	Annual Value of Restricted Stock Awards ($)
Non-Employee Chair of the Board or Lead Independent Director	7,500
Audit Committee Chair	18,000
Audit Committee Member (other than Chair)	9,000
Compensation Committee Chair	10,000
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member (other than Chair)	5,000
All of these awards will vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual

KVH Industries, Inc. 2022 Proxy Statement   33

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
meeting of stockholders. Directors who are newly appointed to any of these positions will receive a pro rata award based on their period of service in that position. Also effective as of April 2022, all outstanding equity awards held by non-employee directors, including awards granted before April 2022, will vest in full immediately prior to the consummation of a change in control (as defined in the 2016
Plan at the time of such change in control).
Director Stock Ownership Guidelines
In April 2022, the Compensation Committee adopted stock ownership guidelines for non-employee directors, which will become effective after the 2022 annual meeting. Under these guidelines, each non-employee director must own fully vested shares having a fair market value of at least three times the director’s annual cash retainer by the later of the fifth anniversary of the date of adoption of the guidelines or the fifth anniversary of the date of the non-employee director’s initial appointment to the board.

Director Compensation Table for 2021
The following table provides information regarding the compensation of our directors who were not named executive officers for 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Danelle M. Barrett	40,016	55,000	95,016
James S. Dodez	40,794	110,000	150,794
Cielo Hernandez	40,425	165,000	205,425
Cathy-Ann Martine-Dolecki	33,895	110,000	143,895
Robert Tavares	39,900	110,000	149,900
Charles R. Trimble	41,143	110,000	151,143
Mark S. Ain(3)	5,250	—	5,250
Stanley K. Honey(3)	5,250	—	5,250

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2021, excluding the effect of estimated forfeitures.

(2)
Amounts shown reflect actual cash earned during 2021 as well as the aggregate grant-date fair value of stock awards granted during 2021. Refer to the “Outstanding Director Equity Awards at December 31, 2021” table for information concerning outstanding equity awards held by our non-employee directors.

(3)
During 2021, Messrs. Ain and Honey served as directors until June 17, 2021, the date of our 2021 annual meeting of stockholders, when their terms as directors concluded.

34   KVH Industries, Inc. 2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Outstanding Director Equity Awards at December 31, 2021
The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2021.
	Stock Awards
Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Danelle M. Barrett	8/3/2021	3,750(2)	34,463
James S. Dodez	8/3/2021	7,500(2)	68,925
Cielo Hernandez	8/3/2021	11,250(2)	103,388
Cathy-Ann Martine-Dolecki	8/3/2021	7,500(2)	68,925
Robert Tavares	8/3/2021	7,500(2)	68,925
Charles R. Trimble	8/3/2021	7,500(2)	68,925

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $9.19, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2021.

(2)
Amounts reflect restricted stock awards granted on August 3, 2021, which vest in four equal quarterly installments, the first of which vested on November 3, 2021.

KVH Industries, Inc. 2022 Proxy Statement   35

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2021 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements. The table does not include the incremental 1,280,000 shares proposed to be added to the 2016 Plan pursuant to Proposal 2, nor does it reflect options to purchase 398,003 shares of common stock granted after December 31, 2021. Similiarly, the table does not include the restricted stock awards granted by the Compensation Committee in 2022 contingent upon stockholder approval of Proposal 2 at the 2022 annual meeting, which consist of an aggregate of 183,186 restricted stock awards.
The outstanding equity compensation plans approved by our stockholders as of December 31, 2021 were the 2016 Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. As of December 31, 2021, we did not have any equity compensation plans not approved by our stockholders.
Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share.
The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.

Equity Compensation Plan Information as of December 31, 2021
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) column (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) column (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) column (c)
Equity compensation plans approved by stockholders	2,127,107(1)	9.93	1,279,117(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,127,107(1)	9.93	1,279,117(2)

(1)
Does not include 489,356 shares of restricted stock granted under the 2016 Plan which were not vested as of December 31, 2021 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $10.19.

(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 821,002 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

36   KVH Industries, Inc. 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
At the close of business on April 18, 2022, the record date for the annual meeting, there were 18,894,247 shares of our common stock outstanding. On that date, the closing price of our common stock as reported on the NASDAQ Global Select Market was $8.52 per share.
Principal stockholders
The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 18, 2022, the record date for the annual meeting,or as otherwise noted, by:
•
each person known by us to be the beneficial owner of more than five percent of our common stock;

•
each of our directors, including nominees for director;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group

KVH Industries, Inc. 2022 Proxy Statement   37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after April 18, 2022, the record date for the annual meeting.
	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Black Diamond Capital Management, L.L.C.(1) 2187 Atlantic Street, 9th Floor Stamford, CT 06902	2,294,780	—	2,294,780	12.1
Systematic Financial Management, L.P.(2) 300 Frank W. Burr Blvd., Glenpointe East, 7 Floor Teaneck, NJ 07666	1,818,776	—	1,818,776	9.6
BlackRock, Inc.(3) 55 East 52 Street New York, NY 10055	1,110,735	—	1,110,735	5.9
Needham Investment Management, L.L.C.(4) 250 Park Avenue, 10th Floor New York, NY 10117-1099	1,053,000	—	1,053,000	5.6
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, TX 78746	974,049	—	974,049	5.2
Directors
Charles R. Trimble	142,000	—	142,000	*
James S. Dodez	62,381	—	62,381	*
Cielo Hernandez	15,000	—	15,000	*
Danelle Barrett	15,000	—	15,000	*
Cathy-Ann Martine-Dolecki	10,000	—	10,000	*
Other Named Executive Officers
Martin A. Kits van Heyningen(6)	921,484	237,599	1,159,083	6.1
Brent C. Bruun	139,495	103,495	242,567	1.3
Roger Kuebel	—	18,750	18,750	*
All current directors and current executive officers as a group (11 persons)(7)	657,066	345,761	1,002,827	5.2

*
Less than one percent.

(1)
Information is based on a Schedule 13G/A filed by Black Diamond Capital Management, L.L.C. (“Black Diamond”) and Stephen H. Deckoff on April 11, 2022. The Schedule 13G/A states that Mr. Deckoff is the Managing Principal of Black Diamond, that each of Black Diamond and Mr. Deckoff has shared voting and dispositive power for 2,294,780 shares and that Mr. Deckoff’s address is 5330 Yacht Haven Grande, Suite 100, St. Thomas, U.S. Virgin Islands 00802.

(2)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 10, 2022. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 959,364 shares and sole dispositive power for 1,818,776 shares.

(3)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2022. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,091,971 shares and sole dispositive power for 1,110,735 shares.

(4)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management L.L.C., Needham Asset Management, LLC and George A. Needham with the SEC on February 14, 2022. The Schedule 13G/A indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,053,000 shares.

(5)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2022. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power for 946,437 shares and sole dispositive power for 974,049 shares.

(6)
Includes 11,168 shares of common stock and stock options to purchase 8,069 shares of common stock, each held by Martin A. Kits van Heyningen’s spouse, who was our former creative director.

(7)
Includes 2,523 shares of common stock held by Daniel R. Conway’s spouse.

38   KVH Industries, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Director Independence
A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Dodez, Trimble and Mmes. Barrett, Hernandez and Martine-Dolecki. Our Board of Directors had previously determined that Stanley K. Honey and Mark S. Ain, who during 2021 served as members of our Board of Director until their terms expired at the 2021 annual meeting of stockholders, were also independent directors.
Board Meetings
During 2021, our Board of Directors met 16 times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he or she served during 2021. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the seven individuals then serving as directors attended the annual meeting.
Board Leadership Structure
Cathy-Ann Martine-Dolecki currently serves as our Chair of the Board. The Board has determined that, at present, separating the position of Chair of the Board from the position of Chief Executive Officer serves the best interests of KVH and our stockholders. The Board currently consists entirely of independent directors, and our Interim President and Chief Executive Officer is not serving on our Board. Accordingly, the Board appointed an independent director as Chair. The Board expects that it will appoint the next permanent chief executive officer to the Board. In the future, the board may determine to combine the roles of Chair of the Board and Chief Executive Officer in appropriate circumstances.
The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.
When the roles of Chair of the Board and the Chief Executive Officer were combined, the independent directors had designated a Lead Independent Director. If a Lead Independent Director were to be appointed in the future, we expect that the Lead Independent Director would, among other functions, preside at all meetings of the Board at which the Chair is not present and would serve as a liaison between the CEO and the independent directors. We would also expect that, if a Lead Independent Director were appointed, the Lead Independent Director would also preside at executive sessions of the independent directors.
Risk Management
Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only five directors, all of whom are independent directors. Of the five independent directors, three or four serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board’s Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.
Board Committees
Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at https://ir.kvh.com/investor-resources/committee-composition.
Audit Committee
As of December 31, 2021, our Audit Committee was comprised of Ms. Hernandez and Messrs. Dodez, Tavares

KVH Industries, Inc. 2022 Proxy Statement   39

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our cybersecurity program, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Ms. Hernandez is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met four times during 2021. For additional information regarding the Audit Committee, please see “Audit Committee Report.”
Nominating and Corporate Governance Committee
As of December 31, 2021, our Nominating and Corporate Governance Committee was comprised of Ms. Martine-Dolecki and Messrs. Dodez, Tavares and Trimble. Our Nominating and Corporate Governance Committee’s responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met six times during 2021.
Compensation Committee
As of December 31, 2021, our Compensation Committee was comprised of Mmes. Barrett, Hernandez and Martine-Dolecki. The Compensation Committee’s responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met three times during 2021.
Compensation Committee Authority; Delegation.   Our Board of Directors has delegated to the Compensation Committee of our Board of Directors the authority to administer compensation programs for our executive officers and non-employee directors. All principal elements of compensation paid to our executive officers and directors are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, (3) equity-based compensation for our non-executive employees and (4) the compensation of our non-employee directors, including cash and equity-based compensation. Under the terms of our 2016 Plan, the Compensation Committee may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not “covered persons” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria. The Compensation Committee has not delegated any such authority.
Compensation Committee Process; Role of Executives.  The base salary and equity award for each executive, together with the annual cash-based incentive compensation plan for all executives, have historically been established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. In 2021 and 2020, equity awards were granted in the second quarter and third quarter, respectively. In deciding the compensation to be awarded to the executive officers other than the CEO, the Compensation Committee typically reviews and evaluates recommendations from the CEO and the CFO. The members of the Compensation Committee discuss these recommendations with the CEO. In deciding the compensation to be awarded to the CEO, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman’s recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations, and the Compensation Committee makes all final compensation decisions.
Role of Compensation Consultant. Since 2005, the Compensation Committee has engaged Radford, an Aon Group company, as its independent compensation consultant to assist in creating an effective and competitive executive compensation program and to advise on related

40   KVH Industries, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
matters. At the instruction of the Compensation Committee, Radford periodically provides comparative market data on compensation practices and programs based on an analysis of executive compensation data, including survey data. Radford, at the direction of the Compensation Committee, also provides guidance on industry best practices. In 2021, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives. For purposes of benchmarking our executive compensation relative to market for 2021, the Compensation Committee relied on competitive compensation information compiled by Radford in 2019 and, as recommended by Radford, applied a 3% annual aging factor to 2019 market rates for base salary, cash-based incentive compensation and equity-based compensation in order to generate market rates for 2021. Neither Radford nor any of its affiliates provided any services to us in 2021 other than Radford’s services to the Compensation Committee.
Director Candidates and Selection Processes
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. From time to time, the Committee may solicit recommendations from an executive search firm. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.
In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate’s depth of business experience, reputation, personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and will serve the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director’s prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.
The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the Secretary, who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.
Board Evaluation Process
Our Board recognizes that a thoughtful and rigorous evaluation process is critical to maintaining strong Board effectiveness. Consistent with our commitment to sound corporate governance practices, the Nominating and Corporate Governance Committee oversees a comprehensive annual evaluation of our Board and its committees.
As part of this Board evaluation process, our Board reviews the following:
•
Overall Board and committee performance;

•
Board composition, including whether the Board has the right mix of skills and experiences to oversee the successful execution of our strategy;

•
Board discussion topics, meeting agendas and materials, with the goal of maintaining efficient and effective meetings; and

•
Culture and the Board’s ability to promote candid discussion within the Board and with senior management.

KVH Industries, Inc. 2022 Proxy Statement   41

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The process is led by the Chair of our Nominating and Corporate Governance Committee, who conducts one-on-one interviews with each director. Comments from each director are anonymized before sharing with the full Board to ensure candid reporting and a full and frank discussion.
The feedback received during this process is used to facilitate enhancements to the Board’s functioning, committee leadership, meetings and, where appropriate, composition.
Corporate Governance
Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.
Majority Voting in Uncontested Director Elections
Our by-laws provide for majority voting in uncontested director elections and plurality voting in contested director elections. A contested election is an election for which our Secretary determines that the number of director candidates (measured as of the date that is ten days before the date on which we file with the SEC our definitive proxy statement for the relevant meeting) exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections allow stockholders to vote “FOR” or “AGAINST” each nominee and also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election in an uncontested election at an annual meeting would continue serving as a director (sometimes referred to as a “holdover director”) until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director in an uncontested election receives more votes “AGAINST” his or her re-election than votes “FOR” his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite vote for re-election and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.
Communications with our Board of Directors
Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.
You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.
Prohibition on Hedging and Pledging our Stock
We have adopted policies that prohibit our directors, officers and employees from engaging in short selling, transactions in derivatives (such as puts and calls), hedging, and/or pledging with respect to KVH securities. Specifically, our policies prohibit our directors, officers and employees from directly or indirectly purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of KVH securities.

42   KVH Industries, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
These prohibitions apply to all KVH securities, whether held directly or indirectly, including securities we may issue as compensation.
Our policies also prohibit our directors, officers and employees from directly or indirectly pledging, hypothecating, granting any security interest in, or otherwise encumbering, any securities of KVH (including any transaction through a margin account that imposes such an encumbrance).
Certain Relationships and Related-Party Transactions
Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. It is our policy that the Audit Committee review and approve transactions involving us and “related parties” (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:
•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party’s interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders. The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting.

In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:
•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party’s interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2021, nor are there any pending related-party transactions.
On March 6, 2022, Martin Kits van Heyningen, our former President and Chief Executive Officer, retired from KVH, and we entered into a separation agreement with him. For more information regarding the agreement, see “Compensation of Directors and Executive Officers  –  Executive Compensation – Executive Agreements –  CEO Separation Agreement.”
During 2021 and through March 11, 2022, Kathleen Keating, the spouse of Mr. Kits van Heyningen, served as our senior director of creative and customer experience. Her employment with us ended on March 11, 2022. For 2021 and 2020, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table for 2021 and 2020, was approximately $266,762 and $250,813, respectively. In connection with her separation from employment, Ms. Keating received a severance payment equal to twenty-six (26) weeks’ salary, or $104,470, and twenty-five percent (25%) of the unvested portion of her equity awards was accelerated, consistent with the arrangements provided to employees whose employment was terminated in connection with our recent reduction in force.
During 2021 and through March 11, 2022, Siobhan Kits van Heyningen, the daughter-in-law of Mr. Kits van Heyningen, served as a Service Operations Manager. Her employment with us ended on March 11, 2022. For 2021 and 2020, total individual compensation for Siobhan Kits van Heyningen, as calculated in a manner consistent with our Summary Compensation Table for 2021 and 2020, was approximately $138,027 and $103,896, respectively. In connection with her separation from employment, Ms. Kits van Heyningen received a severance payment equal to eight (8) weeks’ salary, or $18,223, and twenty-five percent (25%) of the unvested portion of her equity awards was accelerated, consistent with the arrangements provided to employees whose employment was terminated in connection with our recent reduction in force.

KVH Industries, Inc. 2022 Proxy Statement   43

AUDIT COMMITTEE REPORT(1)
The Board of Directors appointed an Audit Committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company’s independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in November 2021. The Audit Committee currently consists of three independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.
Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company’s independent registered public accounting firm, the overall scope and plans for their audit of our company’s consolidated financial statements for the year ended December 31, 2021 and significant audit matters. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting, as well as the critical audit matters included in their report on our company’s consolidated financial statements.
We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021 with management and the independent registered public accounting firm.
We discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB) regarding communications with audit committees. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company’s management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm’s performance of non-audit services for our company is compatible with the auditors’ independence, and concluded that the performance of such non-audit services did not impair the auditors’ independence.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company’s audited consolidated financial statements for the year ended December 31, 2021 be included in our company’s annual report on Form 10-K for that year.
The Audit Committee
Cielo Hernandez (Chair)
James S. Dodez
Charles R. Trimble
(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

44   KVH Industries, Inc. 2022 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES
We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.
Fees for Professional Services
The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2021 and 2020.
	Fees
Fee category	2021	2020
Audit fees(1)	$715,354	$868,218
Audit-related fees(2)	$5,132	$18,218
Tax fees(3)	$2,723	$20,488
All other fees	—	—
Total fees	$723,209	$906,924

(1)
For 2021, audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports and the statutory audit of our Denmark location. For 2020, audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports and the statutory audits of our Denmark, Norway, Singapore, Cyprus and United Kingdom locations.

(2)
For 2021, audit-related fees consist of amounts billed for other services related to the preparation of annual reports for our Denmark location. For 2020, audit-related fees consist of amounts billed for other services related to the preparation of annual reports for our Denmark, Norway and United Kingdom locations, as well as a Denmark audit of fixed cost related to COVID-19.

(3)
For 2021, tax fees consist of amounts billed for services arising from tax compliance for our Denmark location. For 2020, tax fees consist of amounts billed for services arising from tax compliance for our Denmark, Norway, Singapore, Cyprus and United Kingdom locations.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2021 or 2020.
Pre-Approval Policies and
Procedures
Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.
Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2021, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that Danelle Barrett did not timely file a Form 4 with respect to one transaction, Roger Kuebel did not timely file a Form 3, and each of the following executive officers in 2021 filed one Form 4 one day late with respect to one transaction: Brent Bruun, Daniel Conway, Robert Balog, Felise Feingold, Jennifer Baker, Martin A. Kits van Heyningen, Mark Woodhead, and Elizabeth Jackson.

KVH Industries, Inc. 2022 Proxy Statement   45

STOCKHOLDER PROPOSALS
We give careful consideration to proposals received from stockholders. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in our proxy statement for the 2023 annual meeting of stockholders if they are received by the Company on or before December 29, 2022. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2023 annual meeting of stockholders, such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the By-laws. In order for a proposal (including nominations of directors) to be timely under the By-laws, it must be received not later than the close of business 90 days (i.e., February 2, 2023) nor earlier than 120 days (i.e., January 3, 2023) before the “Specified Date.” Under the By-laws, the Specified Date is the first Wednesday in May each year (unless it is a legal holiday, in which case the Specified Date is the next day following the Specified Date that is not a legal holiday).
In the event that the 2023 annual meeting of stockholders is called for a date that is prior to the Specified Date, and if less than 105 days’ notice or prior public disclosure of the date of such annual meeting is given or made, notice of any proposal (including nominations of directors) submitted pursuant to the By-laws by a stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of such annual meeting is mailed or the day on which public disclosure is made of the date of such annual meeting.
In addition, under Rule 14a-19(b) under the Exchange Act, a stockholder intending to solicit proxies in support of director nominees other than our nominees must provide notice of that intent to us. For our 2023 annual meeting of stockholders, the deadline for providing that notice is currently April 9, 2023. If we change the date of the 2023 annual meeting of stockholders by more than 30 calendar days from the date of our 2022 annual meeting of stockholders, the deadline for the notice will be the later of 60 calendar days before the date of the 2023 annual meeting or the 10th calendar day after we first publicly announce the date of the 2023 annual meeting of stockholders.

ADDITIONAL INFORMATION
Annual Report to Shareholders.   A copy of our Annual Report on Form 10-K for fiscal year 2021 as filed with the SEC, together with this proxy statement, is being mailed to stockholders of record as of April 18, 2022. The 2021 Annual Report contains detailed business and financial information about us. The 2021 Annual Report is not incorporated herein and is not deemed a part of this proxy statement.
A copy of our 2021 Annual Report, excluding exhibits, may also be obtained by shareholders without charge by request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula or by calling (401) 845-8102 and may be accessed on our website, www.kvh.com.
Eliminating Duplicate Mailings.   If you share an address with other KVH stockholders, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of this proxy statement and the 2021 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to reduce expenses associated with proxy solicitations.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of common stock are held in a brokerage account or KVH if you hold registered shares of common stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify KVH by calling (401) 845-8102 or sending a written request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula.

46   KVH Industries, Inc. 2022 Proxy Statement

Appendix A
KVH INDUSTRIES, INC. AMENDED AND RESTATED
2016 EQUITY AND INCENTIVE PLAN
Section 1.   Purposes of the Plan
The purposes of the KVH Industries, Inc. 2016 Amended and Restated Equity and Incentive Plan (the “Plan”) are to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of KVH Industries, Inc. (the “Company”) and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders.
Section 2.   Definitions
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” is defined in Section 3(a).
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards.
“Award Agreement” shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Cash Awards” means Awards granted pursuant to Section 12.
“Cause,” unless otherwise provided in an Award Agreement or another agreement with an Award holder, means, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary, in its sole discretion, that the holder’s employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company or any Subsidiary are parties, (ii) any act (other than retirement, Disability or authorized leave of absence) or omission to act by the Award holder that may reflect adversely on the business, operations or reputation of the Company or any Subsidiary or that may expose the Company or any Subsidiary to a risk of criminal liability or material fines, damages or penalties (including injunctive relief) or that may impair the Award holder’s ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than an ordinary traffic violation), (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any Subsidiary or (iv) a violation of any code of ethics, code of conduct or other policy applicable to him or her.
“Change of Control” is defined in Section 20.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the Committee of the Board referred to in Section 3.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Disability” means a total and permanent disability as provided in the long-term disability plan or policy maintained, or most recently maintained, by the Company or a Subsidiary, as applicable, for the holder of the Award, whether or not such individual actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the holder of the Award, or if the determination of disability relates to an Incentive Stock Option and the continued qualification of the Option is dependent upon such determination, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether an individual is disabled will be made by the Administrator and may be supported by the advice of a physician competent in the area to which such disability relates.
“Dividend Equivalent Right” means Awards granted pursuant to Section 13.
“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.

KVH Industries, Inc. 2022 Proxy Statement   A-1

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” means the closing price of the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.
“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the recipient within a reasonable time after the grant.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Independent Director” means a member of the Board who is a “Non-Employee Director” (or equivalent) under Rule 16b-3 promulgated under the Exchange Act or any successor or similar provision.
“Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.
“Outside Director” means a member of the Board who is: (i) not a current employee of the Company or any Subsidiary, (ii) not a former employee of the Company or any Subsidiary who receives compensation from the Company or any Subsidiary for prior services (other than benefits under a qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company or any Subsidiary, and (iv) does not receive remuneration from the Company or any Subsidiary, either directly or indirectly in exchange for goods or services, in any capacity other than as a director, all as set out in detail in Treasury Regulation 1.162-27(e)(3).
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company as a whole, or a unit, division, department, group, line of business, or other business unit, whether or not legally constituted, in which the individual works) that will be used to establish Performance Goals are limited to the following (any of which may be determined in such manner as the Administrator shall determine and may be adjusted to include or exclude equity-based compensation, incentive compensation, transaction expenses, restructuring expenses and other one-time, non-recurring, unusual, volatile or other items determined by the Administrator not to reflect the desired performance criteria): (i) stock price, (ii) market share, (iii) gross or net sales, (iv) gross or net revenue, (v) return on equity, assets, investment or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii)working capital, (ix) costs or expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating income, (xv) net income, (xvi) research and development, (xvii) product releases, (xviii) manufacturing, (xix) acquisitions, divestitures, joint ventures, licenses or other strategic transactions, or (xx) any combination of the foregoing, any of which under the preceding clauses (i) through (xx) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index.
“Performance Goals” means, for a Performance Period, the specific goals established in writing by the Administrator for a Performance Period based upon the Performance Criteria.
“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, or Cash Award. Each such period shall not be less than 12 months.
“Performance Share Award” means Awards granted pursuant to Section 11.
“Reporting Persons” means a person subject to Section 16 of the Exchange Act.
“Restricted Stock Award” means Awards granted pursuant to Section 8.
“Restricted Stock Units” means Awards granted pursuant to Section 9.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 4.
“Stock Appreciation Right” means an Award granted pursuant to Section 7.

A-2   KVH Industries, Inc. 2022 Proxy Statement

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.
“Termination Date” means the date, as determined by the Administrator, that an individual’s employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.
“Unrestricted Stock Award” means any Award granted pursuant to Section 10.
Section 3.   Administration of Plan
(a)   Committee.   It is intended that the Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that (i) for purposes of Awards to directors or Reporting Persons of the Company, the Administrator shall be deemed to include only directors who are determined by the Board to be Independent Directors, and no director who is not such an Independent Director shall be entitled to vote or take action in connection with any such proposed Award and (ii) for purposes of Performance Based Awards, the Administrator shall be a committee of the Board composed of two or more persons who are determined by the Board to be Outside Directors. Notwithstanding the foregoing, the failure of any person to qualify as an Independent Director or an Outside Director shall not affect the validity of any Award granted or other action taken hereunder.
(b)   Powers of Administrator.   Subject to the restrictions in Sections 3(c) and 3(d), the Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)   to select the individuals to whom Awards may from time to time be granted;
(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;
(iii)   to determine the number of shares of Stock to be covered by any Award;
(iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)   to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)   subject to the provisions of Section 6(a)(ii), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised;
(vii)   to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(viii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and
(ix)   to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)   Minimum Vesting Requirement; Five Percent Exception.   The Administrator shall not grant any Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award that vests or becomes exercisable, either in full or in part, within one (1) year after the date of grant, or grant any Unrestricted Stock Award. Notwithstanding the foregoing, (i) Awards (including Unrestricted Stock Awards) that result in the issuance of an aggregate of up to five percent (5%) of the maximum number of shares issuable under the Plan pursuant to Section 4(a), as adjusted pursuant to Section 4(b), may be granted without regard to such minimum vesting or exercisability requirements and (ii) in

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addition the Awards issuable under the foregoing clause (i), Awards (including Unrestricted Stock Awards) may be granted to non-employee directors without regard to such minimum vesting or exercisability requirements.
(d)   Restrictions on Repricing; Minimum Performance Period.   Except in connection with the initial issuance of substitute Awards pursuant to Section 4(c), the Administrator shall not take any of the following actions without shareholder approval:
(i)   except as contemplated by Section 4(b), reprice any outstanding Stock Option or Stock Appreciation Right; for this purpose, a “repricing” means (A) reducing the exercise price of any Stock Option or Stock Appreciation Right, (B) canceling any Stock Option or Stock Appreciation Right in exchange for a Stock Option or Stock Appreciation Right with a lower exercise price, (C) canceling any Stock Option or Stock Appreciation Right in exchange for another Award, (D) canceling any Stock Option or Stock Appreciation Right in exchange for cash (except as contemplated by Section 20(a)(iii)) or (E) taking any other action that would constitute a “repricing” under generally applicable accounting principles; or
(ii)   other than by reason of, or in connection with, death, Disability or a Change of Control, accelerate or amend the aggregate period over which any Performance Share Award is measured such that it is less than one (1) year.
(e)   Delegation of Authority to Grant Awards.   The Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not Reporting Persons or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(f)   Indemnification.   Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
Section 4.   Stock Issuable under the Plan; Mergers; Substitution
(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan (the “Pool”) shall be 6,080,000 shares plus an additional number of shares (not to exceed 1,716,988 shares) equal to the number of shares (i) that on the Effective Date are subject to outstanding awards under the Company’s 2006 Stock Incentive Plan, as amended, and its Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan that are subsequently forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) and (ii) that, if such award had been issued under the Plan, would be added back to the shares of Stock available for issuance under the Plan (which shares shall be added at the ratio of one share for each share subject to a stock option or stock appreciation right and at the ratio of two shares for each share subject to any other type of award). All of the foregoing amounts shall be subject to adjustment as provided in Section 4(b). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered (or attested to) or withheld. For the avoidance of doubt, any shares repurchased by the Company using the proceeds from the exercise of any Stock Option shall not be added back to the Pool. Solely for the purpose of applying the overall share limitation above, and not for purposes of the limit on Awards to any individual set forth below, each Stock Option or Stock Appreciation Right granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, and each grant of an Award other than a Stock Option or Stock Appreciation Right under this Plan shall reduce the number of shares available for grant by two shares for every one share granted. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options; provided, however, than the maximum number of shares of Stock subject to all Awards that may be granted under this Plan to any individual in the aggregate in any fiscal year of the Company shall not exceed 250,000 shares (or, in the case of a non-employee director, 100,000 shares), subject to

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adjustment under Section 4(b) below. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market.
(b)   Changes in Stock.   Subject to Section 20 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or other property, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation, conversion, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities or other property of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock that can be granted to any one individual grantee, (iii) the maximum number of shares that may be granted under a Performance-Based Award, (iv) the number and kind of shares or other securities or property subject to any then outstanding Awards under the Plan, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
(c)   Substitute Awards.   The Administrator may grant Awards under the Plan in substitution for stock and equity-based awards held by employees, directors or other key persons of another corporation or entity in connection with the merger or consolidation of the relevant corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or equity of the relevant corporation or entity. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not be subject to Sections 3(c) and 3(d) and shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 4(a).
Section 5.   Eligibility
Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.
Section 6.   Stock Options
Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.
(a)   Stock Options.   Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or

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subsidiary corporation and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.
(ii)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the Grant Date.
(iii)   Exercisability; Rights of a Stockholder.   Subject to Section 3(c), Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(iv)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:
(A)   In cash, or by certified or bank check or other instrument acceptable to the Administrator;
(B)   Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(C)   By a “cashless exercise” arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;
(D)   By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or
(E)   Any other method permitted by the Administrator.
Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws, as determined by the Administrator. In the event an optionee chooses to pay the purchase price with previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(v)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.
(vi)   Exercise Period following Termination.   When an optionee’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee’s Stock Options may be exercised within the period of time specified in the Award Agreement evidencing the Option, to the extent that the Option is vested on the optionee’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement, a Stock Option shall terminate immediately upon the optionee’s Termination Date in the event of termination by the Company or a Subsidiary for Cause, and shall remain exercisable (to the extent vested on the optionee’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability, death or Cause; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if an optionee dies within three (3) months after his or her Termination Date; provided, however, that in no event shall any Option be exercisable after the expiration of the term of such Option.
(b)   Non-transferability of Options.   No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Option, or

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may agree in writing with respect to an outstanding Option, that the optionee may transfer his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.
Section 7.   Stock Appreciation Rights
(a)   Nature of Stock Appreciation Rights.   A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value on the date of exercise calculated as follows: (i) the Grant Date exercise price of a share of Stock is (ii) subtracted from the Fair Market Value of the Stock on the date of exercise and (iii) the difference is multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)   Exercise Price of Stock Appreciation Rights.   The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.
(c)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.
(d)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. Subject to Section 3(c), Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The term of a Stock Appreciation Right may not exceed ten years.
(e)   Restrictions of Transfer.   Except as specifically provided in the Award Agreement, Stock Appreciation Rights, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
(f)   Exercise Period following Termination.   When a recipient’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the recipient’s Stock Appreciation Rights may be exercised within the period of time specified in the Award Agreement evidencing the Stock Appreciation Right, to the extent that the Stock Appreciation Right is exercisable on the recipient’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement, a Stock Appreciation Right shall terminate immediately upon the recipient’s Termination Date in the event of termination by the Company or a Subsidiary for Cause, and shall remain exercisable (to the extent exercisable on the recipient’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability, death or Cause; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if a recipient dies within three (3) months after his or her Termination Date; provided, however , that in no event shall any Stock Appreciation Right be exercisable after the expiration of the term of such Stock Appreciation Right.
Section 8.   Restricted Stock Awards
(a)   Nature of Restricted Stock Awards.   A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement within a reasonable time after the Grant Date. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)   Rights as a Stockholder.   Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.
(c)   Restrictions.   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, if any, from the grantee or the grantee’s legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested at the time

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of the grantee’s termination of employment (or other service relationship) shall automatically be forfeited immediately following such termination.
(d)   Vesting of Restricted Stock.   Subject to Section 3(c), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to forfeiture or the Company’s right of repurchase as provided in Section 8(c) above.
(e)   Restriction Period.   Restricted Stock subject to vesting upon the attainment of performance goals or objectives shall not vest until the later of (i) the attainment of the stated performance goals or objectives and (ii) the completion of a restriction period of at least one (1) year after the Grant Date. All other Restricted Stock shall vest after a restriction period of not less than three (3) years after the Grant Date; provided, however , that any Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.
(f)   Waiver, Deferral and Reinvestment of Dividends.   The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.
Section 9.   Restricted Stock Units
(a)   Nature of Restricted Stock Units.   A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. Subject to Section 3(c), the Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Units subject to vesting upon the attainment of performance goals or objectives shall not vest until the later of (i) the attainment of the stated performance goals or objectives and (ii) the completion of a restriction period of at least one (1) year after the Grant Date. All other Restricted Stock Units shall vest after a restriction period of not less than three (3) years after the Grant Date; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine, either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)   Rights as a Stockholder.   A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his or her Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.
(c)   Restrictions of Transfer.   Except as specifically provided in the Award Agreement, Restricted Stock Units, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
Section 10.   Unrestricted Stock Awards
(a)   Grant or Sale of Unrestricted Stock.   Subject to the limit set forth in Section 3(c), the Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.

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Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.
(b)   Restrictions on Transfers.   The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
Section 11.   Performance Share Awards
(a)   Nature of Performance Share Awards.   A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals; provided however that the Administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Subject to Section 3(c), the Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not, at the time of issuance, be less than one (1) year), and all other limitations and conditions.
(b)   Restrictions of Transfer.   Except as specifically provided in the Award Agreement, Performance Share Awards, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
(c)   Rights as a Stockholder.   A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate or book entry evidencing the acquisition of shares of Stock (unless the Administrator has provided for cash settlement) only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
Section 12.   Cash Awards
The Administrator, in its discretion, may provide for cash payments to be made under the Plan as a form of Award, and may provide for Cash Awards to be made to Covered Employees pursuant to Section 13 below. Such Cash Awards may be made subject to such terms, conditions and restrictions as the Administrator considers necessary or advisable.
Section 13.   Performance-Based Awards to Covered Employees
(a)   Performance-Based Awards.   A Performance-Based Award means any Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and any regulations appurtenant thereto. Any Performance-Based Award that is a Restricted Stock Award, Restricted Stock Unit or Performance Share Award shall be subject to Section 3(c). Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award payable upon the attainment of Performance Goals that are established by the Administrator and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.
(b)   Grant of Performance-Based Awards.   With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with

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respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Goals. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(c)   Payment of Performance-Based Awards.   Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)   Maximum Award Payable.   The maximum number of shares of Stock subject to all Performance-Based Awards payable to any one Covered Employee (whether such Awards are settled in Stock or in cash) under the Plan with respect to each year of a Performance Period is 300,000 shares of Stock (subject to adjustment as provided in Section 4(b) hereof). With respect to any Cash Awards, no more than $2,000,000 may be paid to any one Covered Employee with respect to each year of a Performance Period.
Section 14.   Dividend Equivalent Rights
(a)   Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award, other than a Stock Option or a Stock Appreciation Right, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Notwithstanding anything to the contrary, the payment of dividends or Dividend Equivalent Rights granted in connection with a Performance-Based Award shall be deferred until, and conditioned upon, the attainment of the applicable Performance Goals and such other factors or criteria as the Administrator may determine in its sole discretion.
(b)   Interest Equivalents.   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may, but need not, provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
Section 15.   Tax Withholding
(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.
(b)   Payment in Stock.   If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.
Section 16.   Section 409A Awards
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax

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imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.
Section 17.   Transfer, Leave of Absence, Etc.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
Section 18.   Amendments and Termination
Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company’s shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 4(b).
Section 19.   Status of Plan
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
Section 20.   Change of Control Provisions
(a)   Upon the occurrence of a Change of Control as defined in this Section 20, the Administrator may, in its sole discretion, take any one or more (or none) of the following actions:
(i)   make appropriate provision for each Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award to be assumed or remain outstanding, in which case, if in connection with such Change of Control the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities or other property of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in the number and kind of securities or property (“Substitute Consideration”) subject to such Awards, and any exercise price thereof; for avoidance of doubt, (A) this clause (i) does not automatically accelerate the vesting or exercisability of any Award, which shall remain solely within the discretion of the Administrator pursuant to clause (ii) below and (B) subject to any such discretionary acceleration, the holder of any Award shall not be entitled to receive any Substitute Consideration (other than securities subject to restriction under a Restricted Stock Award) until the exercise or vesting of such Award;
(ii)   accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on (including deeming any performance goals to be satisfied at the target level or, in the Administrator’s sole discretion, based on the actual performance achieved through the effective date of the Change of Control (as determined by the Administrator)), each unexercised and unexpired Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Administrator;
(iii)   provide that the Company shall make or provide for a cash payment to each holder of an outstanding Stock Option or Stock Appreciation Right equal to the difference between (A) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of Stock will receive upon consummation of the Change of Control (the “Per Share Transaction Price”) times the number of shares of Stock subject to such outstanding Stock Option or Stock Appreciation Right to the extent then exercisable (or to such greater extent that

KVH Industries, Inc. 2022 Proxy Statement   A-11

the Administrator shall have accelerated the time for exercise of such unexercised and unexpired Stock Option or Stock Appreciation Right, which may be in full or in part) and (B) the aggregate exercise price of all such outstanding vested Stock Options or Stock Appreciation Rights, in exchange for the termination of such vested Awards; and provided further that the Administrator may provide that to the extent any Stock Options or Stock Appreciation Rights are exercisable at a price equal to or in excess of the Per Share Transaction Price, such Awards shall terminate immediately upon the effective date of the Change of Control without any payment being made to the holders of such Awards; and
(iv)   cancel each outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit and Performance Share Award as of the effective date of any such Change of Control, provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such a Stock Option or Stock Appreciation Right shall have the right to exercise such Award to the extent that the same is then exercisable (or to such greater extent that the Administrator shall have accelerated the time for exercise of all such unexercised and unexpired Awards, which may be in full or in part), during a specified period of time preceding the effective date of such Change of Control, which period may end prior to such effective date.
The Administrator need not take the same or similar action with respect to any two or more Awards and shall have the sole discretion to determine whether and to what extent any action under clause (i), (ii), (iii) or (iv) above shall apply to all, or only some, or none of the Awards. Notwithstanding any provision above, and regardless of any other action taken with regard to outstanding Stock Options or Stock Appreciation Rights, the Administrator may provide, pursuant to written notice to holders of outstanding Stock Options and Stock Appreciation Rights, that Stock Options and Stock Appreciation Rights may not be exercised during a specified period of time ending prior to the effective date of the Change of Control.
(b)   ”Change of Control” shall mean the occurrence of any one of the following events:
(i)   any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, in one or a series of transactions, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;
(ii)   the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or a parent thereof) outstanding immediately after such merger or consolidation;
(iii)   the closing of a sale or disposition by the Company of all or substantially all of the Company’s assets;
(iv)   individuals who constitute the Board on the Effective Date (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or
(v)   a complete liquidation or dissolution of the Company;
provided, in each case, that such event also constitutes a “change in control event” within the meaning of the Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.
Section 21.   General Provisions
(a)   No Distribution; Compliance with Legal Requirements.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2), (3), and (4).

A-12   KVH Industries, Inc. 2022 Proxy Statement

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.
(b)   Delivery of Stock Certificates.   Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, or placed such shares in electronic form in the grantee’s account. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and by-laws of the Company, issue shares of Stock hereunder in book entry form.
(c)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(d)   Insider Trading Policy.   Exercises of Stock Options and exercise or settlement of other Awards under the Plan shall be subject to the Company’s insider trading policy, as in effect from time to time.
(e)   Recoupment or Forfeiture of Compensation.   All Awards granted under the Plan shall be subject to (i) the provisions of applicable law providing for the recoupment or clawback of incentive or other compensation, including without limitation Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (enacting Section 10D of the Exchange Act) and the requirements of any stock exchange to which the Company is subject, (ii) the provisions of any Award Agreement providing for recoupment or clawback of compensation and (iii) the provisions of any recoupment, clawback or similar policy of the Company that may be in effect or that the Company may adopt from time to time. In addition, the Administrator shall be entitled to take such action as it shall determine, in its sole discretion, to be necessary or appropriate to recoup or claw back all or any portion of any Award or any Stock, payment other consideration (including without limitation any proceeds of any sale or other disposition thereof) acquired or received in respect thereof arising or resulting from any misconduct, any accounting restatement to correct an error, or any other miscalculation, error or mistake. Such action may include without limitation termination, cancellation, reduction, limitation, rescission, amendment or modification of any Award or any vesting, issuance of Stock, payment or other consideration in respect thereof. A participant shall cooperate with the Company’s efforts to recoup or claw back any such compensation and shall, in accordance with the Administrator’s determination, forfeit, return to the Company, or reimburse the Company for, any such compensation.
(f)   Delivery and Execution of Electronic Documents.   To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.
Section 22.   Effective Date of Plan
This Plan shall become effective upon approval of the Plan by the stockholders of the Company in accordance with law, the Company’s Certificate of Incorporation and By-Laws and the applicable requirements of any stock exchange. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.
Section 23.   Governing Law
This Plan and all Awards and actions taken hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.

KVH Industries, Inc. 2022 Proxy Statement   A-13

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1 U P XUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03MWWF++Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity inwhich they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardChange of Address — Please print new address below. Comments — Please print your comments below.B Non-Voting ItemsA Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2, 3 and 4.1. Election of Directors: To elect Charles R. Trimble as our Class IIDirector to a three year term expiring in 2025; andFor Against Abstain4. To ratify the appointment of Grant Thornton LLP as ourindependent registered public accounting firm for 20222. To approve the KVH Industries, Inc. Amended and Restated 2016Equity and Incentive Plan, which increases the number ofshares reserved for issuance under the Plan; andFor Against Abstain3. To approve, on an advisory (non-binding) basis, thecompensation of our named executive officers for 2021; andYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/KVHIor scan the QR code — login details arelocated in the shaded bar belowSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/KVHIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/KVHITHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OFDIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.Proxy for Annual Meeting of Stockholdersto be held on June 8, 2022.The undersigned, revoking all prior proxies, hereby appoints Felise Feingold and Roger Kuebel, and each of them, proxy and attorney-in-fact, with power toact without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled tovote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842 on June 8, 2022, at11:00 a.m. Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, acopy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or anyadjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemedto revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby prior to theexercise of this proxy.The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be votedas recommended by the Board of Directors. Unless this proxy is expressly marked to vote “AGAINST” the election of the Class II director nominee or to“ABSTAIN” from voting for the election of the Class II director nominee, this proxy will be deemed to grant authority to vote “FOR” the election of theClass II director.PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Proxy — KVH Industries, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qDear Stockholder,Please take note of the important information enclosed with this proxy card.Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in theenclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card.Your vote must be received in sufficient time to be voted at the Annual Meeting of Stockholders to be held on June 8, 2022.Thank you in advance for your prompt consideration of these matters.Sincerely,KVH Industries, Inc.The 2022 Annual Meeting of Stockholders of KVH Industries, Inc. will be held onJune 8, 2022 at 11:00 a.m. ET, at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island 02842.Important Notice Regarding the Availability of Proxy Materialsfor the Annual Meeting of Stockholders to be held on June 8, 2022The proxy statement for the 2022 annual meeting of stockholders of KVH Industries, Inc. and the related 2021 annual report to stockholders are availableon the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies”or other tracking devices to identify visitors.